UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Silgan Holdings Inc.

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4 Landmark Square

Stamford, Connecticut 06901

(203) 975-7110

Notice of Annual Meeting of Stockholders

To be Held on May 26, 2015

YOU ARE HEREBY NOTIFIED that the annual meeting of stockholders of Silgan Holdings Inc., or the Company, a Delaware corporation, will be held at the Courtyard by Marriott—Stamford Downtown, 275 Summer Street, Stamford, Connecticut 06901 at 9:00 a.m. on Tuesday, May 26, 2015, for the following purposes:

1.	To elect three directors of the Company to serve until the Company’s annual meeting of stockholders in 2018 and until their successors are duly elected and qualified;

2.	To approve the Amended and Restated Silgan Holdings Inc. 2004 Stock Incentive Plan and to reapprove the material terms of the performance goals under the Amended and Restated Silgan Holdings Inc. 2004 Stock Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015;

4.	To hold an advisory vote to approve the compensation of the Company’s named executive officers; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

The close of business on April 10, 2015 has been fixed as the record date for determining the stockholders of the Company entitled to notice of and to vote at the annual meeting. All holders of record of Common Stock of the Company at that date are entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting.

By Order of the Board of Directors,

Frank W. Hogan, III

Secretary

Stamford, Connecticut

April 21, 2015

Please complete, sign and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the annual meeting. Please sign the enclosed Proxy exactly as your name appears on it. Returning the Proxy will not limit your right to vote in person or to attend the annual meeting. If you hold shares of Common Stock of the Company in more than one name, or if your shares of Common Stock of the Company are registered in more than one way, you may receive more than one copy of the proxy materials. If so, please sign and return each of the Proxies that you receive so that all of your shares of Common Stock of the Company may be voted.

The annual meeting will be held to vote on the first four items listed above, tabulate the votes cast in respect of those items and report the results of the vote. No presentations or other business matters are planned for the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDERS MEETING TO BE HELD ON MAY 26, 2015

This Proxy Statement and the Company’s Annual Report for 2014 are available at www.silganholdings.com/proxyandannualreport

4 Landmark Square

Stamford, Connecticut 06901

(203) 975-7110

PROXY STATEMENT

Annual Meeting of Stockholders

to be held on May 26, 2015

To Stockholders of Silgan Holdings Inc.:

This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Silgan Holdings Inc., or Silgan Holdings or the Company, for use at our annual meeting of stockholders, or the Meeting, to be held at the Courtyard by Marriott—Stamford Downtown, 275 Summer Street, Stamford, Connecticut 06901, on Tuesday, May 26, 2015, at 9:00 a.m., and at any postponements or adjournments of the Meeting. If you need directions to attend the Meeting and vote in person, you should contact the Company by telephone at (203) 975-7110. This Proxy Statement and the accompanying proxy card will first be mailed to stockholders on or about April 21, 2015.

Only holders of record of our Common Stock as of the close of business on April 10, 2015, the Record Date, will be entitled to notice of and to vote at the Meeting. As of the Record Date, we had 60,514,651 shares of our Common Stock outstanding. Each share of our Common Stock is entitled to one vote. We have no other class of voting securities issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock will be necessary to constitute a quorum for the transaction of business at the Meeting.

All shares of our Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies unless such proxies previously have been revoked. If any proxies are signed and returned but do not contain voting instructions, the shares of our Common Stock represented by such proxies will be voted FOR the election of the nominees for director listed below to serve until our annual meeting of stockholders in 2018 and until their successors are duly elected and qualified, FOR the approval of the Amended and Restated Silgan Holdings Inc. 2004 Stock Incentive Plan and the reapproval of the material terms of the performance goals under the Amended and Restated Silgan Holdings Inc. 2004 Stock Incentive Plan, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015, and FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers. We do not anticipate that any other matters will be brought before the Meeting. If any other matters properly come before the Meeting, the shares of our Common Stock represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies. Shares of our Common Stock abstaining and shares of our Common Stock held in street name as to which a broker has not voted on some matters but has voted on other matters, or Broker Shares, will be included in determining whether a quorum exists at the Meeting. The New York Stock Exchange has adopted rules that eliminate broker discretionary voting for the election of directors and certain other corporate governance matters. These rules apply to us notwithstanding the fact that our Common Stock is traded on the Nasdaq Stock Market. Therefore, your broker is not able to vote on your behalf in any director election or with respect to certain other corporate governance matters without voting instructions from you.

Assuming that a quorum exists at the Meeting, approval of the first three matters specified in the Notice of Meeting requires the affirmative vote of a majority of the votes cast at the Meeting, and approval, on an advisory basis, of the non-binding resolution with respect to the fourth matter specified in the Notice of Meeting requires the affirmative vote of a majority of the votes cast at the Meeting. Stockholders may not cumulate their votes. Abstentions and Broker Shares that have not been voted with respect to a particular proposal will not be counted in determining the total number of votes cast or in determining whether such proposal has received the requisite number of affirmative votes.

You may revoke your proxy at any time before it is exercised at the Meeting by: (1) delivering to the Secretary of the Company a duly executed proxy bearing a later date; (2) filing a written notice of revocation with the Secretary of the Company; or (3) appearing at the Meeting and voting in person.

In addition to solicitations by mail, some of our directors, officers and employees may solicit proxies for the Meeting personally or by telephone without extra remuneration. We will also provide persons, banks, brokerage firms, custodians, nominees, fiduciaries and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. The Company will bear the costs of soliciting proxies.

THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT HAS BEEN DELIVERED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO, THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO SILGAN HOLDINGS INC., 4 LANDMARK SQUARE, STAMFORD, CONNECTICUT 06901 (TELEPHONE NUMBER: (203) 975-7110), ATTENTION: GENERAL COUNSEL.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

Our Board of Directors is currently composed of seven members, divided into three classes designated as Class I, Class II and Class III. We have two Class I Directors, two Class II Directors and three Class III Directors, with each class of directors serving staggered three-year terms. At each annual meeting of stockholders of the Company, the term of office of one class of directors of the Company expires, and directors nominated to the class of directors whose term is expiring at such annual meeting will be elected for a term of three years and until their successors are duly elected and qualified. Our remaining directors continue in office until their respective terms expire and until their successors are duly elected and qualified. Accordingly, at each annual meeting of stockholders of the Company one class of our directors will be elected, and each of our directors will be required to stand for election once every three years. At the Meeting, the term of office for our Class III Directors expires.

Our Class III Directors currently are Messrs. Anthony J. Allott, Joseph M. Jordan and Edward A. Lapekas. Pursuant to the Amended and Restated Stockholders Agreement dated as of November 6, 2001, or the Stockholders Agreement, among R. Philip Silver, D. Greg Horrigan and the Company, each of Messrs. Allott, Jordan and Lapekas was nominated for re-election at the Meeting as Class III Directors of the Company, to serve until our annual meeting of stockholders in 2018 and until his successor has been duly elected and qualified. You should read the section in this Proxy Statement titled “Certain Relationships and Related Transactions—Stockholders Agreement” for a description of the material provisions of the Stockholders Agreement.

Each nominee for Class III Director of the Company has consented to be named in this Proxy Statement and to serve on our Board of Directors if elected. If, prior to the Meeting, any nominee should become unavailable to serve on our Board of Directors for any reason, the shares of our Common Stock represented by all properly executed proxies will be voted for such alternate individual as shall be nominated pursuant to the Stockholders Agreement.

We provide below certain information regarding each nominee for Class III Director of the Company and each Director of the Company whose term of office continues after the Meeting, including the individual’s age (as of December 31, 2014), principal occupation and business experience during at least the last five years, other directorships currently held or held during the past five years, the year in which such individual was first elected a director of the Company and the experiences, qualifications, attributes or skills that each nominee and Director brings to our Board of Directors. We believe that each nominee and current Director brings a strong and unique background and set of skills to our Board of Directors, giving our Board of Directors as a whole competence and experience in a wide variety of areas, including relevant industry experience, executive management experience, public company board service experience and finance and accounting experience.

Nominees for election as Directors (Class III)—term expiring 2018

Anthony J. Allott, age 50, has been one of our Directors since June 2006 and has been our Chief Executive Officer since March 2006 and our President since August 2004. Mr. Allott was also our Chief Operating Officer from May 2005 until March 2006. From May 2002 until August 2004, Mr. Allott was our Executive Vice President and Chief Financial Officer. Prior to joining us, Mr. Allott was Senior Vice President and Chief Financial Officer of Applied Extrusion Technologies, Inc., or AET, a manufacturer of flexible packaging, since July 1996. From July 1994 until July 1996, Mr. Allott was Vice President and Treasurer of AET. From 1992 until July 1994, Mr. Allott was Corporate Controller and Director of Financial Reporting of Ground Round Restaurants. Prior to that, Mr. Allott was a certified public accountant with Deloitte & Touche LLP. Mr. Allott brings to our Board of Directors considerable executive management experience and serves as our Chief Executive Officer.

Joseph M. Jordan, age 68, has been one of our Directors since March 2014. Mr. Jordan is a retired partner of KPMG LLP, where he was employed from April 1981 until his retirement in September 2009. At KPMG,

Mr. Jordan was a partner in its Financial Services practice, serving banking and insurance company clients. He served as partner-in-charge of KPMG’s New York Insurance Practice and was KPMG’s National Director of Insurance Tax Services. Mr. Jordan also served as a partner in KPMG’s Department of Professional Practice, specializing in SEC and PCAOB matters involving auditor independence and other regulatory matters. Following his retirement from KPMG, Mr. Jordan has served as an independent consultant. Prior to joining KPMG, Mr. Jordan began his professional career with the United States Department of Treasury. Mr. Jordan brings to our Board of Directors extensive experience in accounting and financial matters, particularly for public companies.

Edward A. Lapekas, age 71, has been one of our Directors since October 2001. Mr. Lapekas was Non-Executive Chairman of the Board of Tegrant Corporation, a manufacturer of packaging materials, from March 2007 until November 2011. Mr. Lapekas was Non-Executive Chairman of the Board of Pliant Corporation, a manufacturer of film and flexible packaging products, from October 2003 until June 2006 and interim Chief Executive Officer of Pliant Corporation from August 2003 until October 2003. Mr. Lapekas was Chairman of the Board and Chief Executive Officer of Nexpak Corporation, a packaging manufacturer, from November 2002 until March 2003. From October 2000 until June 2001, Mr. Lapekas was Executive Chairman of Packtion Corporation, an e-commerce packaging venture. From May 1996 until July 2000, Mr. Lapekas was employed by American National Can Group, Inc., last serving as Chairman and Chief Executive Officer. Prior to that, Mr. Lapekas served as Deputy Chairman and Chief Operating Officer of Schmalbach-Lubeca AG, a packaging manufacturer. From 1971 until 1991, Mr. Lapekas was employed by Continental Can Company where he served in various strategy, planning, operating and marketing capacities. From October 2003 until December 2009, Mr. Lapekas was a director of Pliant Corporation, a company that filed for Chapter 11 bankruptcy protection in both January 2006 and February 2009. Mr. Lapekas brings to our Board of Directors extensive experience in the consumer goods packaging industry and has significant executive management experience and experience as a public company director.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR (CLASS III) OF THE COMPANY.

Incumbent Directors (Class I)—term expiring 2016

R. Philip Silver, age 72, has been our Co-Chairman of the Board in a non-executive capacity since March 2006. Prior to that, Mr. Silver was our Co-Chief Executive Officer from March 1994 until March 2006. Mr. Silver was also our Co-Chairman of the Board in an executive capacity from August 2004 until March 2006 and, prior to that, our Chairman of the Board in an executive capacity. Mr. Silver is one of our co-founders and has been a Director since our inception in 1987. Prior to founding the Company in 1987, Mr. Silver was a consultant to the packaging industry. Mr. Silver was President of Continental Can Company from June 1983 to August 1986. As one of our co-founders, Mr. Silver brings to our Board of Directors extensive knowledge of the Company and the consumer goods packaging industry and numerous years of executive management experience.

William C. Jennings, age 75, has been one of our Directors since July 2003. Mr. Jennings is a retired partner of PricewaterhouseCoopers LLP, where he led its risk management and internal control consulting practice from 1991 until his retirement in 1999. Prior to that, Mr. Jennings served as a senior audit partner at Coopers & Lybrand, as a Senior Executive Vice President at Shearson Lehman Brothers responsible for quality assurance, internal audit and compliance and as Executive Vice President and Chief Financial Officer of Bankers Trust Company. Since retiring from PricewaterhouseCoopers LLP, Mr. Jennings has provided independent consulting services to a number of companies. Mr. Jennings currently serves as a director of Axcelis Technologies, Inc., a supplier for the semiconductor industry, and The Spectranetics Corporation, a manufacturer of medical devices. Mr. Jennings brings to our Board of Directors extensive experience in finance and accounting matters, particularly as they apply to public companies, and he has experience as a public company director.

Incumbent Directors (Class II)—term expiring 2017

D. Greg Horrigan, age 71, has been our Co-Chairman of the Board in a non-executive capacity since March 2006. Prior to that, Mr. Horrigan was our Co-Chief Executive Officer from March 1994 until March 2006. Mr. Horrigan was also our Co-Chairman of the Board in an executive capacity from August 2004 until March 2006 and, prior to that, our President. Mr. Horrigan is one of our co-founders and has been a Director since our inception in 1987. Prior to founding the Company in 1987, Mr. Horrigan was Executive Vice President and Operating Officer of Continental Can Company from 1984 to 1987. As one of our co-founders, Mr. Horrigan brings to our Board of Directors extensive knowledge of the Company and the consumer goods packaging industry and numerous years of executive management experience.

John W. Alden, age 73, has been one of our Directors since November 2001. From 1965 until 2000, Mr. Alden was employed by United Parcel Service of America, Inc., or UPS, serving in various management positions. Until his retirement in 2000, Mr. Alden was Vice Chairman of UPS since 1996 and a director of UPS since 1988. Mr. Alden is currently a director of Arkansas Best Corporation, a provider of freight transportation, and HD Supply Holdings Inc., a North American industrial distributor. During the past five years, Mr. Alden also served as a director of Barnes Group Inc., an aerospace and industrial components manufacturer, and The D & B Corporation, a provider of commercial information. Mr. Alden has significant executive management experience and experience as a public company director.

Messrs. Allott and Lapekas were elected as Directors of the Company at our annual meeting of stockholders in 2012. Mr. Jordan was appointed a Director of the Company in March 2014 by the unanimous vote of the Board of Directors of the Company pursuant to the Company’s Amended and Restated Certificate of Incorporation, as amended, to fill the vacancy created upon the resignation of Jeffrey C. Crowe as a Director of the Company in February 2014. Messrs. Silver and Jennings were elected as Directors of the Company at our annual meeting of stockholders in 2013. Messrs. Horrigan and Alden were elected as Directors of the Company at our annual meeting of stockholders in 2014.

Each of John W. Alden, William C. Jennings, Joseph M. Jordan and Edward A. Lapekas is an “independent director,” as defined in Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market. Jeffrey C. Crowe, who served as a Director of the Company during 2014 until his resignation in February 2014, was an “independent director” as defined in Rule 5605(a)(2) of the listing standards of the Nasdaq Stock Market. The independent directors held four meetings during 2014 following regularly scheduled quarterly meetings of the Board of Directors, without the presence of management or any inside directors.

Our Board of Directors met four times and acted by written consent five times during 2014. Each of our Directors attended more than 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held in 2014 during which he was a Director and (2) the total number of meetings held in 2014 by all committees of the Board of Directors on which he served during which he was a Director.

The Company does not have a policy with regard to director attendance at annual meetings of stockholders. One of our Directors attended last year’s annual meeting of stockholders.

Risk Oversight and Board Structure

Our Board of Directors as a whole is responsible for risk oversight for the Company. Our Board of Directors risk oversight process builds upon management’s assessment of the Company’s risks and processes for managing and mitigating such risks. At meetings of our Board of Directors, the executive officers of the Company regularly address and discuss with our Board of Directors risks of the Company and the manner in which the Company manages or mitigates its risks. While our Board of Directors has the ultimate responsibility for risk oversight for the Company, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures. Our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with the Company’s strategy and objectives.

Our corporate governance documents provide our Board of Directors with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, our Board of Directors considers many factors. At this time, each of the positions of Co-Chairmen of the Board and Chief Executive Officer of the Company are held by different persons. Our Board of Directors has decided at this time to have different persons hold such positions largely due to the availability to the Company of multiple persons with many years of experience in the consumer goods packaging industry and extensive executive management experience with the Company. Our Co-Chairmen of the Board are co-founders of the Company and each has over thirty years of management experience in the packaging industry. With their experience, our Co-Chairmen of the Board effectively lead our Board of Directors in its fundamental role of overseeing the business and affairs of the Company.

As part of each regularly scheduled quarterly meeting of our Board of Directors, our independent Directors meet without the presence of management or inside directors. These meetings allow our independent Directors to discuss matters involving the Company without the presence of any member of management or any inside director.

Committees of the Board of Directors

Our Board of Directors has two standing committees. The principal responsibilities of each of the standing committees and the members of such committees are set forth below.

1. Audit Committee. The Audit Committee has the responsibility of overseeing the Company’s financial reporting process on behalf of our Board of Directors. The functions performed by the Audit Committee are described in the section of this Proxy Statement titled “Report of the Audit Committee.” During 2014, the Audit Committee held nine meetings and acted by written consent two times. The Audit Committee currently consists of Messrs. Jennings, Alden, Jordan and Lapekas, each of whom our Board of Directors has determined is independent as required by the written charter of the Audit Committee, the applicable listing standards of the Nasdaq Stock Market and the applicable rules of the Securities and Exchange Commission, or the SEC. All of our “independent directors” are members of the Audit Committee. Mr. Jennings is the Chairperson of the Audit Committee. Mr. Crowe served as a member of the Audit Committee until his resignation as a Director of the Company in February 2014, and Mr. Jordan was appointed as a member of the Audit Committee in March 2014 upon his appointment as a Director of the Company. The Board of Directors has determined that each of Messrs. Jennings and Jordan meets the criteria of an “audit committee financial expert” under applicable rules of the SEC. Mr. Jennings’ extensive background and experience includes leading the risk management and internal control consulting practice of PricewaterhouseCoopers LLP, serving as senior audit partner at Coopers & Lybrand and serving as Chief Financial Officer of Bankers Trust Company. Mr. Jordan’s extensive background and experience includes serving as a financial services partner at KPMG and as a partner in KPMG’s Department of Professional Practice specializing in SEC and PCAOB matters involving auditor independence and other regulatory matters.

2. Compensation Committee. Pursuant to its written charter, the Compensation Committee has the responsibility of reviewing and approving matters relating to the compensation of executive officers of the Company, as further described in the section of this Proxy Statement titled “Executive Compensation.” In addition, pursuant to the terms of the Silgan Holdings Inc. 2004 Stock Incentive Plan, as amended, or the 2004 Stock Incentive Plan, the Compensation Committee is responsible for administering the 2004 Stock Incentive Plan, making awards and grants under the 2004 Stock Incentive Plan to officers and other key employees of the Company and its subsidiaries and setting performance goals and confirming performance levels in respect of performance awards made under the 2004 Stock Incentive Plan. Historically, the Compensation Committee in its discretion has periodically consulted with outside consultants (such as Frederic W. Cook & Co., Inc.) for certain matters regarding director and executive officer compensation. In 2014, the Compensation Committee engaged Frederic W. Cook & Co., Inc. solely to provide the Compensation Committee with director compensation and executive compensation data. The Compensation Committee held four meetings and acted by written consent once during 2014. The Compensation Committee currently consists of Messrs. Lapekas, Alden, Jennings and Jordan, each of whom is an “independent director” as required by the written charter of the Compensation Committee and the applicable listing standards of the Nasdaq Stock Market. All of our “independent directors” are members of the Compensation Committee. Mr. Lapekas is the Chairperson of the Compensation Committee. Mr. Crowe served as the Chairperson of the Compensation Committee until his resignation as a Director of the Company in February 2014, and Mr. Jordan was appointed as a member of the Compensation Committee in March 2014 upon his appointment as a Director of the Company.

In November 2001, the Company and Messrs. Silver and Horrigan, our Co-Chairmen of the Board, entered into the Stockholders Agreement. You should read the section in this Proxy Statement titled “Certain Relationships and Related Transactions—Stockholders Agreement” for a description of the material terms of the Stockholders Agreement. Under the Stockholders Agreement, the Group (as defined in the Stockholders Agreement and generally including Messrs. Silver and Horrigan and their affiliates, family members, trusts and estates) has the contractual right to nominate for election all directors of the Company so long as the Group holds an aggregate of at least 14,306,180 shares of our Common Stock (as adjusted for the stock splits effected on September 15, 2005 and May 3, 2010). As of the date of this Proxy Statement, the Group held more than 14,306,180 shares of our Common Stock. In the very unlikely event that either of Messrs. Silver or Horrigan notifies our Board of Directors that the Group cannot agree on an individual for any nominee for director or if at least 45 days prior to our annual meeting of stockholders the Group fails to nominate for election at such annual meeting the requisite number of individuals to stand for election, then our Board of Directors has the right to nominate for director the number of individuals that the Group could not agree on as nominees or failed to nominate timely.

Accordingly, our Board of Directors does not have a nominating committee because the right to nominate all directors has been contractually granted to the Group, and our Board of Directors deems it very unlikely at this time that they would have to nominate for election any director. As a result, the Company does not have a nominating committee charter, does not have a policy to consider director candidates recommended by stockholders, does not have a policy regarding the composition or diversity of our Board of Directors and does not have a process for identifying or evaluating nominees for director. All nominees for Class III Director of the Company to be elected at the Meeting were nominated by the Group pursuant to the Stockholders Agreement.

Stockholder Communications with the Board of Directors

The Company’s Board of Directors has a formal process for security holders to send communications to it. Security holders may send written communications addressed to the Board of Directors or to any specified Director of the Company by mail to the Company’s office in Stamford, Connecticut. If the Company receives at its office in Stamford, Connecticut any such written communications, the Company will forward such written communications directly to all members of the Board of Directors or to such specified Director of the Company, as the case may be.

COMPENSATION OF DIRECTORS

In 2013 and for the first two quarters of 2014, each of Messrs. Silver and Horrigan, our non-executive Co-Chairmen of the Board, was paid an annual retainer fee of $100,000 for his service on our Board of Directors, plus reimbursement for business related travel and other reasonable out-of-pocket expenses. In 2013 and for the first two quarters of 2014, each of the other Directors of the Company who is not an officer or employee of the Company or any of its affiliates was paid an annual retainer fee of $36,000 for service on our Board of Directors and a fee of $2,000 for each meeting of our Board of Directors or committee thereof attended, plus reimbursement for business related travel and other reasonable out-of-pocket expenses. Beginning with the third quarter of 2014, each of our Directors (including our non-executive Co-Chairmen of the Board) who does not receive compensation as an officer or employee of the Company or any of its affiliates is paid an annual retainer of $50,000 for service on our Board of Directors and a fee of $2,000 for each meeting of our Board of Directors or committee thereof attended, plus reimbursement for business related travel and other reasonable out-of-pocket expenses. Beginning with the third quarter of 2014, each of our non-executive Co-Chairmen of the Board is also paid an annual retainer fee of $50,000 for his service as a Co-Chairman of the Board. The Company also maintains an office for each of Messrs. Silver and Horrigan at its offices in Stamford, Connecticut, and provides them with access to a shared assistant. Additionally, each of our Directors (including our non-executive Co-Chairmen of the Board) who does not receive compensation as an officer or employee of the Company or any of our affiliates receives an annual equity based director award, on the first business day after our annual meeting of stockholders, having an aggregate fair market value of $50,000 as of the date of grant. These awards are made in the form of restricted shares of our Common Stock or restricted stock units related to shares of our Common Stock, in the discretion of the Board of Directors, under the 2004 Stock Incentive Plan. If the Amended and Restated Silgan Holdings Inc. 2004 Stock Incentive Plan is approved by our stockholders at the Meeting, then the aggregate fair market value of such annual equity based director award will increase to $90,000 as of the date of grant. Each of the members of the Audit Committee of our Board of Directors is also paid an annual retainer fee of $12,000 for his service on the Audit Committee, and each of the chairpersons of the Audit and Compensation Committees of our Board of Directors is also paid an annual retainer fee of $10,000 for his service as chairperson of such committee.

Mr. Allott, who is an officer and an employee of the Company, does not receive any annual retainer or meeting fees or any director awards under the 2004 Stock Incentive Plan.

The following table provides information concerning the compensation of Directors of the Company for the fiscal year ended December 31, 2014.

Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings($)	All Other Compensation($)(3)	Total($)
R. Philip Silver(4)	$102,000	$49,970	$0	$0	$0	$1,980	$153,950
D. Greg Horrigan(4)	$102,000	$49,970	$0	$0	$0	$6,822	$158,792
Anthony J. Allott	$0	$0	$0	$0	$0	$0	$0
John W. Alden(4)	$85,500	$49,970	$0	$0	$0	$616	$136,086
Jeffrey C. Crowe(5)	$28,139	$0	$0	$0	$0	$0	$28,139
William C. Jennings(4)	$95,500	$49,970	$0	$0	$0	$8,529	$153,999
Joseph M. Jordan(4)(6)	$46,967	$49,970	$0	$0	$0	$0	$96,937
Edward A. Lapekas(4)	$91,389	$49,970	$0	$0	$0	$5,687	$147,046

(1)

For each of Messrs. Silver and Horrigan, the amount in column (b) represents the amount paid to him in 2014 for his services as a Director and as non-executive Co-Chairman of the Board as described above. For each of Messrs. Alden, Jennings and Lapekas, the amount in column (b) represents the amount paid to him in 2014 for his services as a Director and on committees of the Board of Directors as described above. For Mr. Crowe, the amount in column (b) represents the amount paid to him in 2014 for his services as a Director and on the committees of the Board of Directors as described above until his resignation as a Director of the Company in February 2014. For Mr. Jordan, the amount in column (b) represents the amount paid to him in 2014 for his services as a Director and on the committees of the Board of Directors as described above upon his appointment as a Director of the Company in March 2014.

(2)	For each of Messrs. Silver, Horrigan, Alden, Jennings, Jordan and Lapekas, the amount in column (c) reflects the grant date fair value of 1,020 restricted stock units (representing the right to receive 1,020 shares of Common Stock upon vesting) granted on May 28, 2014 pursuant to and under the 2004 Stock Incentive Plan. These restricted stock units vest all at once in a single installment on May 28, 2015, one year from the date of grant. The grant date fair value of such restricted stock units was calculated by multiplying the average of the high and low sales prices of a share of our Common Stock on May 28, 2014 by such number of restricted stock units, in accordance with the provisions of the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). Each year on the first business day following our annual meeting of stockholders each of our non-employee Directors is granted restricted stock or restricted stock units having a grant date fair value, calculated using the average of the high and low sales prices of a share of Common Stock on that day as quoted by the Nasdaq Global Select Market System, of $50,000 in accordance with the 2004 Stock Incentive Plan. If the Amended and Restated Silgan Holdings Inc. 2004 Stock Incentive Plan is approved by our stockholders at the Meeting, then the amount of the grant date fair value for such grants to our non-employee Directors will increase to $90,000.

(3)	For Mr. Silver, the amount in column (g) consists of dividend equivalents of $616 paid on unvested restricted stock units upon their vesting and dividend equivalents of $1,364 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Horrigan, the amount in column (g) consists of dividend equivalents of $616 paid on unvested restricted stock units upon their vesting and dividend equivalents of $6,206 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Alden, the amount in column (g) consists of dividend equivalents of $616 paid on unvested restricted stock units upon their vesting. For Mr. Jennings, the amount in column (g) consists of dividend equivalents of $616 paid on unvested restricted stock units upon their vesting and dividend equivalents of $7,913 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Lapekas, the amount in column (g) consists of dividend equivalents of $616 paid on unvested restricted stock units upon their vesting and dividend equivalents of $5,071 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred.

(4)	The aggregate number of outstanding restricted stock units held by each of our non-employee Directors as of December 31, 2014 is as follows:

Mr. Silver—1,020 unvested restricted stock units and 1,714 vested but deferred restricted stock units

Mr. Horrigan—1,020 unvested restricted stock units and 10,875 vested but deferred restricted stock units

Mr. Alden—1,020 unvested restricted stock units

Mr. Jennings—1,020 unvested restricted stock units and 12,439 vested but deferred restricted stock units

Mr. Jordan—1,020 unvested restricted stock units

Mr. Lapekas—1,020 unvested restricted stock units and 7,893 vested but deferred restricted stock units

There were no outstanding stock options held by any of our non-employee Directors as of December 31, 2014.

(5)	Mr. Crowe resigned as a Director of the Company in February 2014.

(6)	Mr. Jordan was appointed as a Director of the Company in March 2014.

EXECUTIVE OFFICERS

Our Board of Directors appoints the officers of the Company. The officers of our subsidiaries are appointed by the respective boards of directors of our subsidiaries. We provide below certain information concerning the current executive officers of the Company, including each individual’s age (as of December 31, 2014). Information concerning Mr. Allott, our President and Chief Executive Officer, is set forth in the section of this Proxy Statement titled “Election of Directors.” There are no family relationships among any of the directors or executive officers of the Company.

Adam J. Greenlee, age 41, has been our Executive Vice President and Chief Operating Officer since August 2009. From October 2007 until August 2009, Mr. Greenlee was our Executive Vice President, Operations. From January 2006 until October 2007, Mr. Greenlee was President of the North American operations of Silgan White Cap, and he was Executive Vice President of the North American operations of Silgan White Cap from March 2005 until January 2006. Prior to that, Mr. Greenlee was Vice President & General Manager of ATI Allegheny Rodney from January 2003 through February 2005 and its Director of Marketing from February 2001 until January 2003.

Robert B. Lewis, age 50, has been our Executive Vice President and Chief Financial Officer since August 2004. Previously, Mr. Lewis was Senior Vice President and Chief Financial Officer of Velocity Express Inc. from January 2004 until August 2004. From December 2000 until December 2003, Mr. Lewis held a series of senior executive positions at Moore Corporation Limited, initially as Executive Vice President and Chief Financial Officer and later as President of Business Communication Services, an operating division of Moore Corporation Limited. Prior to joining Moore Corporation Limited, Mr. Lewis served as Executive Vice President and Chief Financial Officer of Walter Industries, Inc. and World Color Press, Inc. and in various senior financial management roles at L.P. Thebault, a U.S. based commercial printer.

Frank W. Hogan, III, age 54, has been our Senior Vice President, General Counsel and Secretary since June 2002. From June 1997 until June 2002, Mr. Hogan was our Vice President, General Counsel and Secretary. From September 1995 until June 1997, Mr. Hogan was a partner at the law firm of Winthrop, Stimson, Putnam & Roberts (now Pillsbury Winthrop Shaw Pittman LLP). From April 1988 to September 1995, Mr. Hogan was an associate at that firm.

B. Frederik Prinzen, age 56, has been our Senior Vice President, Corporate Development since February 2014. From July 2008 until February 2014, Mr. Prinzen was our Vice President, Corporate Development. Previously, Mr. Prinzen was Chief Operating Officer of Alcan Pharmaceutical Packaging—Americas, a division of Alcan, Inc. Prior to that, Mr. Prinzen held various management positions with Shorewood Packaging Corporation, a subsidiary of International Paper Company, since 1993, last serving as Senior Vice President, Consumer Products Business and Senior Vice President, Manufacturing. Mr. Prinzen began his career in the consumer goods packaging industry with Paperboard Industries Corporation in 1987.

Anthony P. Andreacchi, age 51, has been our Vice President, Tax since July 2006. Prior to that, Mr. Andreacchi served as Director of Taxes—U.S. for Ingersoll-Rand Company since February 2003. Previously, Mr. Andreacchi held various positions in the tax department of Ingersoll-Rand Company since 1991, and served as International Tax Counsel of Xerox Corporation in 2002. He began his career as an associate at the law firm of LeBoeuf, Lamb, Leiby & MacRae in 1987.

Kimberly I. Ulmer, age 47, has been our Vice President and Controller since March 2006. Previously, Ms. Ulmer was our Controller since September 2004. From May 2003 until September 2004, Ms. Ulmer was Controller, Accounting Policies and Compliance for General Electric Vendor Financial Services, a unit of General Electric Capital Corporation. Prior to that, Ms. Ulmer was employed by Quebecor World Inc. (formerly World Color Press, Inc.) from August 1997 until April 2003, last serving as Vice President, Assistant Controller.

Sarah T. Macdonald, age 50, has been President of Silgan Plastics, our plastic container operations, since March 2012. Previously, Ms. Macdonald was a Vice President and General Manager of Appleton Papers Inc. from October 2005 through October 2011. Prior to that, Ms. Macdonald was employed by US Can Corporation from September 1996 through September 2005, last serving as Executive Vice President of Sales and Marketing. Previous to that, Ms. Macdonald was a manager with Crown Holdings Inc. since 1993.

Thomas J. Snyder, age 48, has been President of Silgan Containers, our U.S. metal container operations, since October 2007. Prior to that, Mr. Snyder was Executive Vice President of Silgan Containers from July 2006 until October 2007 and Vice President—Sales & Marketing of Silgan Containers from July 2002 until July 2006. Mr. Snyder was Director of Sales of Silgan Containers from May 2000 until July 2002 and a National Account Manager for Silgan Containers from May 1993 until May 2000.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer or controller in order to deter wrongdoing and to promote the conduct of the Company’s business in an honest, lawful and ethical manner. A copy of this Code of Ethics was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement

In November 2001, Messrs. Silver and Horrigan and the Company entered into the Stockholders Agreement. The Stockholders Agreement replaced in its entirety a previous stockholders agreement entered into among Messrs. Silver and Horrigan, the Company and the other parties thereto at the time of the initial public offering of shares of Common Stock of the Company on February 14, 1997.

Under the Stockholders Agreement, the Group (as defined in the Stockholders Agreement and generally including Messrs. Silver and Horrigan and their affiliates and related family transferees and estates) has the right to nominate for election all directors of the Company until the Group holds less than one-half of the number of shares of our Common Stock held by it in the aggregate on February 14, 1997. At least one of the Group’s nominees must be either Mr. Silver or Mr. Horrigan during the three year period covering the staggered terms of our three classes of directors. On February 14, 1997, the Group held 28,612,360 shares of our Common Stock in the aggregate (as adjusted for the stock splits effected on September 15, 2005 and May 3, 2010), and, as of the date of this Proxy Statement, the Group held more than one-half of such number of shares of our Common Stock. Additionally, the Group has the right to nominate for election either Mr. Silver or Mr. Horrigan as a member of our Board of Directors when the Group no longer holds at least one-half of the number of shares of our Common Stock held by it in the aggregate on February 14, 1997 but beneficially owns at least 5% of our Common Stock. The Stockholders Agreement continues until the death or disability of both of Messrs. Silver and Horrigan.

If either Mr. Silver or Mr. Horrigan notifies our Board of Directors that the Group cannot agree on an individual for any of its nominees under the Stockholders Agreement or if at least 45 days prior to our annual meeting of stockholders the Group fails to nominate for election at such annual meeting the requisite number of individuals to stand for election to our Board of Directors at such annual meeting, then our Board of Directors has the right to nominate for election to our Board of Directors the number of individuals that the Group could not agree on as nominees or that the Group failed to nominate timely.

The provisions of the Stockholders Agreement could have the effect of delaying, deferring or preventing a change of control of the Company and preventing our stockholders from receiving a premium for their shares of our Common Stock in any proposed acquisition of the Company.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to its written charter, the Audit Committee of the Board of Directors of the Company is required to approve any related party transactions that are required to be disclosed under applicable securities rules. In evaluating any such proposed reportable transaction, the Audit Committee will consider the specific facts and circumstances of each transaction, which facts and circumstances will include the related person’s interest in the transaction, whether the transaction is being negotiated on an arm’s length basis, whether the terms of the transaction are fair to the Company and whether the terms of the transaction with the related person are no less favorable to the Company than could be obtained with a non-related third party under similar circumstances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2014, the Compensation Committee of our Board of Directors consisted of Messrs. Lapekas, Alden, Jennings, Crowe (until February 2014) and Jordan (beginning in March 2014), none of whom was an officer, former officer or employee of the Company. During 2014, none of our executive officers served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In the table below, we provide information, as of the Record Date, with respect to the beneficial ownership of our Common Stock by (i) each current director and each Named Executive Officer (as defined in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis”) of the Company, (ii) each person or entity who is known by the Company to own beneficially more than 5% of our Common Stock and (iii) by all current executive officers and directors of the Company as a group. Except as otherwise described below, each of the persons named in the table below has sole voting and investment power with respect to the securities beneficially owned.

	Number of Shares of Common Stock Owned	Percentage Ownership of Common Stock(1)
R. Philip Silver(2)	11,157,270	18.44%
D. Greg Horrigan(3)	8,300,543	13.72%
John W. Alden(4)	33,085	*
William C. Jennings(5)	29,085	*
Joseph M. Jordan(6)	2,020	*
Edward A. Lapekas(7)	35,855	*
Anthony J. Allott(8)	225,172	*
Robert B. Lewis(9)	97,677	*
Adam J. Greenlee	0	*
Frank W. Hogan, III(10)	38,224	*
Thomas J. Snyder(11)	4,063	*
All current executive officers and directors as a group (15 persons)(12)	19,939,268	32.95%
JPMorgan Chase & Co.(13)	5,864,437	9.69%
FMR LLC and related parties(14)	5,510,991	9.11%

(1)	An asterisk denotes beneficial ownership of 1% or less of our Common Stock.

(2)	Mr. Silver is a Director of the Company. The amount beneficially owned by Mr. Silver consists of 7,557,491 shares of our Common Stock owned directly by him over which he has sole voting and dispositive power, 184,544 shares of our Common Stock owned by family trusts of which he is the investment trustee with sole voting and dispositive power, 2,247,078 shares of our Common Stock owned by family trusts (of which Mr. Silver’s spouse is a trustee) over which Mr. Silver may be deemed to have shared voting and dispositive power, 1,165,423 shares of our Common Stock owned by family trusts over which, pursuant to voting agreements and irrevocable proxies, he has the power to vote such shares, 1,714 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan for which he has deferred receipt and 1,020 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date. The address for Mr. Silver is 4 Landmark Square, Stamford, Connecticut 06901.

(3)

Mr. Horrigan is a Director of the Company. The amount beneficially owned by Mr. Horrigan consists of 3,699,341 shares of our Common Stock owned directly by him and over which he has sole voting and dispositive power, 2,574,465 shares of our Common Stock owned by three grantor retained annuity trusts of which he and his spouse are co-trustees with shared voting and dispositive power, 1,129,154 shares of our Common Stock owned by a grantor retained annuity trust of which he is the sole trustee with sole voting and dispositive power, 616,792 shares of our Common Stock owned by the Horrigan Family Limited Partnership of which he is the sole general partner with sole voting and dispositive power, 250,626 shares of our Common Stock owned by The Pay It Forward Foundation of which he and his spouse are the trustees with shared voting and dispositive power, 17,317 shares of our Common Stock owned by a family trust of which he is the trustee with sole voting and dispositive power, 953 shares of our Common Stock owned by his spouse over which Mr. Horrigan may be deemed to have shared voting and dispositive power, 10,875 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan for which he has deferred receipt and 1,020 shares of our

Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date for which he has deferred receipt. The address for Mr. Horrigan is 4 Landmark Square, Stamford, Connecticut 06901.

(4)	Mr. Alden is a Director of the Company. The number of shares of our Common Stock owned by Mr. Alden consists of 32,065 shares of our Common Stock owned by him and 1,020 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date.

(5)	Mr. Jennings is a Director of the Company. The number of shares of our Common Stock owned by Mr. Jennings consists of 15,626 shares of our Common Stock owned by him, 12,439 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan for which he has deferred receipt and 1,020 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date.

(6)	Mr. Jordan is a Director of the Company. The number of shares of our Common Stock owned by Mr. Jordan consists of 1,000 shares of our Common Stock owned by him and 1,020 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date.

(7)	Mr. Lapekas is a Director of the Company. The number of shares of our Common Stock owned by Mr. Lapekas consists of 29,568 shares of our Common Stock owned by him, 5,267 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan for which he has deferred receipt and 1,020 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date for which he has deferred receipt.

(8)	Mr. Allott is a Director of the Company. The number of shares of our Common Stock owned by Mr. Allott consists of 225,172 shares of our Common Stock owned by him.

(9)	The number of shares of our Common Stock owned by Mr. Lewis consists of 97,677 shares of our Common Stock owned by him.

(10)	The number of shares of our Common Stock owned by Mr. Hogan consists of 38,224 shares of our Common Stock owned by him.

(11)	The number of shares of our Common Stock owned by Mr. Snyder consists of 4,063 shares of our Common Stock owned by him.

(12)	The number of shares of our Common Stock owned by all current executive officers and directors of the Company as a group includes 36,415 shares of our Common Stock that are issuable related to (i) vested restricted stock units granted pursuant to the 2004 Stock Incentive Plan for which receipt has been deferred and (ii) restricted stock units granted pursuant to the 2004 Stock Incentive Plan that will vest within 60 days after the Record Date.

(13)	All information regarding JPMorgan Chase & Co. is based solely upon Amendment No. 4 to Schedule 13G filed by JPMorgan Chase & Co. with the SEC on January 21, 2015 on behalf of itself and certain of its wholly owned subsidiaries, reporting beneficial ownership as of December 31, 2014. JPMorgan Chase & Co. reported that it is the beneficial owner of 5,864,437 shares of our Common Stock on behalf of other persons known to have the right to receive dividends for such shares, the power to direct the receipt of dividends from such shares, the right to receive the proceeds from the sale of such shares and/or the right to direct the receipt of proceeds from the sale of such shares, and that it has sole power to vote or direct the vote for 5,546,221 shares of our Common Stock, shared power to vote or direct the vote for 206 shares of our Common Stock, sole power to dispose or direct the disposition of 5,864,121 shares of our Common Stock and shared power to dispose or direct the disposition of 316 shares of our Common Stock. The address for JPMorgan Chase & Co. is 270 Park Avenue, New York, New York 10017, as reported in its Amendment No. 4 to Schedule 13G.

(14)	All information regarding FMR LLC and related parties is based solely upon Amendment No. 3 to Schedule 13G filed by FMR LLC and certain related parties with the SEC on February 13, 2015, reporting beneficial ownership as of December 31, 2014. FMR LLC is a parent holding company which, along with Edward C. Johnson 3d (the Chairman of FMR LLC) and Abigail P. Johnson (a Director, the Vice Chairman, the Chief Executive Officer and the President of FMR LLC), reported that it, along with certain of its subsidiaries and affiliates, (i) is the beneficial owner of 5,510,991 shares of our Common Stock, (ii) has sole power to vote or to direct the vote for 904,925 shares of our Common Stock and (iii) has sole power to dispose or to direct the disposition of 5,510,999 shares of our Common Stock. The business address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210, as reported in its Amendment No. 3 to Schedule 13G.

TOTAL TEN YEAR STOCKHOLDERS RETURN PERFORMANCE

The line graph below compares the performance of our Common Stock for the ten year period ended December 31, 2014 with the performance of the Standard and Poor’s 500 Composite Stock Price Index, or the S&P 500 Index, and the Dow Jones US Containers & Packaging Index for the same period. The line graph assumes in each case an initial investment of $100.00 on December 31, 2004 and that all dividends were reinvested. The Dow Jones US Containers & Packaging Index has been weighted on the basis of market capitalization.

The following line graph and related information shall not be deemed “soliciting material” or “filed” with the SEC, nor should such information be incorporated by reference into any future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, or the Exchange Act, each as amended, except to the extent that we specifically incorporate it by reference in such filing.

Comparison of Cumulative Total Return Among Silgan Holdings Inc., S&P 500 Index and

Dow Jones US Containers & Packaging Index

	12/31/04	12/31/05	12/31/06	12/31/07	12/31/08	12/31/09	12/31/10	12/31/11	12/31/12	12/31/13	12/31/14
Silgan Holdings Inc.	$100.00	$120.02	$147.77	$176.91	$165.08	$203.03	$254.74	$278.01	$302.24	$353.59	$399.50
S&P 500 Index	$100.00	$104.91	$121.48	$128.16	$80.74	$102.11	$117.49	$119.97	$139.17	$184.25	$209.47
Dow Jones US Containers & Packaging Index	$100.00	$99.37	$111.38	$118.87	$74.53	$104.68	$122.78	$122.96	$140.30	$197.41	$226.46

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

In this section of this Proxy Statement, we discuss the compensation for our executive officers, and we describe how we compensated each of our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2014 based on total compensation, or, collectively, our Named Executive Officers. Our Named Executive Officers for the fiscal year ended December 31, 2014 were:

•	Anthony J. Allott, our President and Chief Executive Officer;

•	Robert B. Lewis, our Executive Vice President and Chief Financial Officer;

•	Adam J. Greenlee, our Executive Vice President and Chief Operating Officer;

•	Frank W. Hogan, III, our Senior Vice President, General Counsel and Secretary; and

•	Thomas J. Snyder, President of Silgan Containers.

Compensation Committee

The Compensation Committee is governed by a written charter approved by the Board of Directors of the Company. A copy of the written charter of the Compensation Committee was included as Appendix A to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 21, 2014. Pursuant to the Compensation Committee’s written charter, the Board of Directors of the Company has empowered the Compensation Committee to review and approve matters relating to the compensation of executive officers of the Company. Pursuant to its charter, the Compensation Committee is also responsible for administering the Company’s equity compensation plans in which any executive officer of the Company participates (including the 2004 Stock Incentive Plan), including making awards and grants under such plans, setting performance goals for awards and grants as applicable under such plans, confirming performance levels as applicable in respect of performance awards made under such plans and interpreting and prescribing rules for administering such plans. The Compensation Committee also oversees and monitors the Company’s compensation policies, practices and programs for executive officers of the Company in light of the compensation philosophy and objectives of the Company.

As required by its charter, the Compensation Committee must review and consider the outcome of any advisory vote of the stockholders of the Company at an annual meeting of stockholders regarding the compensation of the executive officers of the Company. In addition, the Compensation Committee is required to review and access the adequacy of its charter annually and recommend any proposed changes to its charter to the Board of Directors of the Company. In carrying out its responsibilities, the Compensation Committee has the authority, in its sole discretion, to retain and obtain advice of compensation consultants, legal counsel and other advisers, and the Company is required to provide funding therefor.

The Compensation Committee is currently comprised of four members, Messrs. Edward A. Lapekas, John W. Alden, William C. Jennings and Joseph M. Jordan. Mr. Lapekas serves as the Chairperson of the Compensation Committee. Mr. Jeffrey C. Crowe served as the Chairperson of the Compensation Committee until his resignation as a Director of the Company in February 2014, and Mr. Jordan was appointed as a member of the Compensation Committee in March 2014 upon his appointment as a Director of the Company. As required by its charter, all members of the Compensation Committee are (i) “independent directors” as required under the applicable rules of the Nasdaq Stock Market, (ii) “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and (iii) “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act.

In accordance with its charter, the Compensation Committee has reviewed and discussed with the Company’s management this Compensation Discussion and Analysis and has recommended to the Board of

Directors of the Company that this Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation Committee has also reviewed and approved the Compensation Committee Report included in this Proxy Statement as required by its charter.

Compensation Philosophy

The Compensation Committee strives to establish a compensation program for the executive officers of the Company that meets the following objectives:

1.	attracts and retains executive officers and provides fair compensation, taking into account responsibilities and the employment markets in which the Company and its subsidiaries compete;

2.	rewards executive officers for achieving the Company’s short-term business goals and long-term creation of stockholder value while at the same time not encouraging excessive risk taking; and

3.	aligns the interests of the Company’s executive officers and stockholders.

The components of the compensation program for all executive officers of the Company are base salary, annual cash incentive bonus and equity-based compensation consisting primarily of restricted stock units and performance awards of restricted stock units. The Compensation Committee believes that such form of equity-based compensation fosters more balanced risk taking because restricted stock units are more closely linked to ownership of stock than other equity-based compensation. By including a combination of cash and at-risk equity compensation, the Compensation Committee believes that the Company’s executive compensation program is consistent with its business strategy and does not encourage its executive officers to take excessive risks that might threaten the long-term value of the Company. In addition, executive officers of the Company other than the Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, and Chief Operating Officer, or COO, receive other benefits typically provided to officers (such as retirement benefits and medical benefits).

2014 Advisory Vote on Compensation of Named Executive Officers

At our annual meeting of stockholders in 2014, pursuant to an advisory vote our stockholders overwhelmingly approved the compensation provided to our Named Executive Officers in 2013, with approximately 99% of the votes cast approving such compensation. The Compensation Committee reviewed and considered the results of the advisory vote of our stockholders in 2014 on the compensation of our Named Executive Officers and did not implement any changes to the compensation of our Named Executive Officers as a result of such advisory vote of our stockholders.

Base Salary

The Compensation Committee endeavors to set base salaries for executive officers that enable the Company to attract and retain such officers and provide fair compensation taking into account relevant employment markets. The base salary for an individual executive officer is targeted such that the total compensation for such person is at a competitive level for individuals with similar responsibilities at manufacturing companies of a similar size, including packaging related companies, and, as relevant, in the applicable geographic area.

Generally, each executive officer’s salary is reviewed on an annual basis by the Compensation Committee, and executive officer salaries may be adjusted based on: (i) a general increase associated with inflation in the cost of living; (ii) a change in the individual’s responsibilities over the preceding years; and (iii) changes in competitive pay levels. In making such determinations for our Named Executive Officers, the Compensation Committee has generally reviewed publicly available salary and other compensation data from the following packaging related companies, which data for 2014 was provided by Frederic W. Cook & Co., Inc.: AEP Industries Inc.; AptarGroup, Inc.; Avery Dennison Corporation; Ball Corporation; Bemis Company Inc.; Berry Plastics Group, Inc.; Crown Holdings, Inc.; Graphic Packaging Holding Company; Greif, Inc.; MeadWestvaco Corporation; Owens-Illinois, Inc.; Packaging Corporation of America; Rock-Tenn Company; Sealed Air Corporation; and Sonoco Products Company. Additionally, for our Named Executive Officers, the Compensation

Committee has generally considered publicly available salary and other compensation data from the following other manufacturing companies, which data for 2014 was provided by Frederic W. Cook & Co., Inc.: Acuity Brands, Inc.; Albemarle Corporation; Armstrong World Industries, Inc.; Axiall Corporation; Carlisle Corporation; Carpenter Technology Corporation; Chemtura Corporation; Cytec Industries Inc.; Domtar Corporation; H.B. Fuller Company; KapStone Paper and Packaging Corporation; Olin Corporation; PolyOne Corporation; Rockwood Holdings, Inc.; RPM International Inc.; Sensient Technologies Corporation; and The Valspar Corporation. Although the Compensation Committee does not use benchmarking to determine any element of compensation, the Compensation Committee believes that it is important from time to time to review compensation information from other appropriate companies in order to gain a general understanding of the competitiveness of the Company’s compensation program. For all other executive officers of the Company, the Compensation Committee reviews recommendations of the CEO of the Company and other information available to the Compensation Committee. For 2014, the salaries of each of Messrs. Allott, Lewis, Greenlee, Hogan and Snyder at year end 2013 were increased based on a general increase associated with inflation in the cost of living.

Annual Cash Bonuses under Incentive Programs

All executive officers of the Company are eligible to receive annual cash bonuses, which are provided to enable the Company to attract and retain such officers and provide fair compensation taking into account responsibilities and relevant employment markets. Additionally, the Compensation Committee uses annual cash bonuses to reward executive officers for achieving the Company’s financial and non-financial goals. Executive officers of the Company are eligible for an annual cash bonus based on a percentage of their annual base salary, and that percentage is determined generally based on the person’s responsibilities. In addition, the Compensation Committee may provide an executive officer with a cash bonus for a special assignment or in unusual circumstances where warranted.

The table below sets forth summary information for 2014 for our Named Executive Officers with regard to the incentive plan or program in which such individual participated, the bonus range, target bonus award and maximum bonus award as a percentage of salary for each such individual, the actual bonus award for each such individual and the actual bonus award as a percentage of salary for each such individual.

2014 Annual Cash Bonuses under Incentive Programs

Name	Name of Plan or Program	Bonus Range as a % of Salary	Target Bonus Award as a % of Salary	Maximum Bonus Award as a % of Salary	Actual Bonus Award ($)	Actual Bonus Award as a % of Salary
Anthony J. Allott	Senior Executive Performance Plan	0% - 100%	100%	100%	$944,504	100%
(President and Chief Executive Officer)

Robert B. Lewis	Holdings Executive Officer Program	0% - 40%	40%	40%	$230,802	40%
(Executive Vice President and Chief Financial Officer)

Adam J. Greenlee	Holdings Executive Officer Program	0% - 40%	40%	40%	$230,802	40%
(Executive Vice President and Chief Operating Officer)

Frank W. Hogan, III	Holdings Executive Officer Program	0% - 40%	40%	40%	$163,218	40%
(Senior Vice President, General Counsel and Secretary)

Thomas J. Snyder	Incentive program for our U.S. metal container operations	0% - 60%	30%	60%	$62,818	13.35%
(President of Silgan Containers)

Annual cash bonuses are paid to Mr. Allott under the Company’s Senior Executive Performance Plan. Currently, Mr. Allott is the only participant in the Senior Executive Performance Plan. Pursuant to the Senior Executive Performance Plan, Mr. Allott could be eligible for an annual cash bonus of up to 200% of his annual base salary, with such maximum amount of Mr. Allott’s annual cash bonus being set annually by the Compensation Committee. For 2014 and 2015, the Compensation Committee evaluated competitive data and approved a maximum annual cash bonus for Mr. Allott of up to 100% of his annual base salary. In setting the maximum amount of the annual cash bonus for Mr. Allott, the Compensation Committee bases its determination on its objective of retaining Mr. Allott and providing him with fair overall annual cash compensation taking into account his responsibilities and relevant employment markets.

At the beginning of each year, the Compensation Committee establishes a performance goal and a performance goal target for the Company for that year pursuant to the Senior Executive Performance Plan. Following such year, the Compensation Committee confirms the extent to which the performance goal target for such year was met. If the performance goal target was met, then the participant under the Senior Executive Performance Plan would receive the maximum amount of his annual bonus for which he was eligible for that year. If the performance goal target was not met, then the participant would receive a pro rata amount of the maximum amount of his annual bonus for which he was eligible for that year. For 2014, the performance goal established by the Compensation Committee under the Senior Executive Performance Plan was the earnings before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs) and the impact from any foreign currency devaluations (Adjusted EBITDA) of the Company, and the performance goal target for the maximum amount of the annual bonus was the achievement in 2014 of the Adjusted EBITDA level of the Company for 2013 ($506.8 million), with the amount of Mr. Allott’s annual bonus for 2014 calculated based on the following formula:

X multiplied by the Company’s Adjusted EBITDA for 2014; with X being equal to a percentage,

the numerator of which is the maximum amount of Mr. Allott’s annual bonus and the denominator of which is the Company’s Adjusted EBITDA for 2013.

The Company’s Adjusted EBITDA for 2014 was $523.4 million. Therefore, Mr. Allott received the maximum amount of his annual bonus for 2014 of 100% of his annual base salary for 2014 based on the Company’s level of performance in 2014.

For 2015, the Compensation Committee set the performance goal for Mr. Allott under the Senior Executive Performance Plan as the Adjusted EBITDA of the Company in 2015 and the performance goal target for the maximum amount of his annual bonus as the achievement of the Adjusted EBITDA level of the Company for 2014, with the manner for calculating the amount of his annual bonus being the same as in 2014. In setting the performance goal under the Senior Executive Performance Plan, the Compensation Committee chose earnings before interest, taxes, depreciation and amortization and rationalization charges of the Company because it believes that it is an important and accepted measure of performance of the Company, and the Compensation Committee decided to exclude acquisition termination fees (net of related costs) and the impact from any foreign currency devaluations from such calculation because such items are unusual, generally non-recurring and not indicative of the Company’s operating results.

For 2014, each of Messrs. Lewis, Greenlee and Hogan was eligible to be paid an annual cash bonus, in an amount up to a maximum of 40% of his annual base salary, under a program, or the Holdings Executive Officer Program, which was approved by the Compensation Committee pursuant to which their annual cash bonuses were calculated on the same basis that an annual cash bonus was calculated for Mr. Allott under the Senior Executive Performance Plan. For 2015, the Compensation Committee approved an annual cash bonus program for each of Messrs. Lewis, Greenlee and Hogan pursuant to which each of them is eligible to receive an annual cash bonus in an amount up to a maximum of 40% of his annual base salary received in 2015, with the amount of such annual cash bonus being calculated on the same basis that an annual cash bonus is calculated for Mr. Allott for 2015 under the Senior Executive Performance Plan.

The Compensation Committee has established annual bonus programs applicable to Messrs. Allott, Lewis and Greenlee that are different from the annual cash bonus programs applicable to the other executive officers of the Company because Messrs. Allott, Lewis and Greenlee assist the Compensation Committee in establishing the annual cash bonus programs for the other executive officers of the Company, including setting financial and non-financial goals under such programs and determining whether goals were met under such programs. The Compensation Committee believes it is important that it receive an unbiased view from members of top management in establishing such programs, and believes that the best way to accomplish this objective is to not have those assessing such programs participate in them so that these individuals have no conflict of interest. Additionally, the objectives of the annual cash bonus programs for Messrs. Allott, Lewis, Greenlee and Hogan are to retain such individuals and provide them with fair overall annual cash compensation taking into account relevant employment markets, and such programs are not meant primarily as an award for short-term financial performance. The Compensation Committee believes that it is more advantageous for the Company that Messrs. Allott, Lewis, Greenlee and Hogan focus more on long-term creation of stockholder value rather than short-term goals. Accordingly, the Compensation Committee establishes a performance goal target with respect to annual bonuses payable to Messrs. Allott, Lewis, Greenlee and Hogan that, although not certain, should be attainable.

Annual cash bonuses are paid to participants in the incentive programs of the Company’s business operations based upon the achievement of certain financial goals and certain non-financial goals, all as approved by the Compensation Committee. Participants in those programs, including those deemed to be executive officers of the Company, are viewed on a team basis for purposes of annual cash bonuses and establishing financial and non-financial goals. Mr. Snyder is the only Named Executive Officer who participated in an incentive program for one of the Company’s business operations (U.S. metal containers) in 2014.

The financial goals for the Company’s business operations for a given year are established at the beginning of such year by the CEO, CFO and COO, or the Holdings Executives, subject to approval of the Compensation Committee. Budgeted earnings before interest and taxes and rationalization charges, the foreign currency impact from certain intercompany agreements and the impact from any foreign currency devaluations and subject to further adjustment as determined by the Compensation Committee for unusual gains and losses (Adjusted EBIT) of the Company’s business operations are used as the financial goal for the Company’s business operations. Based on the recommendations of the Holdings Executives, the Compensation Committee determines the portion of annual cash bonuses that would be payable to managers of the business operations of the Company based on the financial goal. The Compensation Committee generally believes that at least a majority of the annual cash bonuses payable to managers of the Company’s business operations should be based on a financial goal. The table below sets forth the percentages for 2014 and 2015 of the annual cash bonuses for managers of the Company’s business operations payable based on such operations’ achievement of their financial goal under their incentive programs:

Business Operations	2014	2015
Metal containers (U.S.)	70%	70%
Metal containers (international)	80%	80%
Closures	80%	80%
Plastic containers	75%	75%

Non-financial goals for each of the Company’s business operations for a given year are established at the beginning of the year by the Holdings Executives in conjunction with the managers of such business operations, subject to approval of the Compensation Committee. Such non-financial goals are generally items that both the Holdings Executives and the managers of the particular business operation desire additional attention during the year. Set forth below are the non-financial goals for our U.S. metal container operations for both 2014 and 2015 (which are applicable for Mr. Snyder):

•	management development (for 2014);
•	market leadership;

•	operational leadership;
•	working capital management;
•	selling, general and administrative cost management; and
•	financial reporting and controls.

Set forth below are the non-financial goals for our international metal container operations for both 2014 and 2015:

•	market leadership;
•	operational leadership;
•	working capital management; and
•	financial reporting and controls.

Set forth below are the non-financial goals for our closures business for both 2014 and 2015:

•	market leadership;
•	operational leadership;
•	working capital management;
•	selling, general and administrative cost management; and
•	financial reporting and controls.

Set forth below are the non-financial goals for our plastic container operations for both 2014 and 2015:

•	management development (for 2014);
•	market leadership;
•	operational leadership;
•	working capital management;
•	selling, general and administrative cost management (for 2015); and
•	financial reporting and controls.

Set forth below are the non-financial goals for our plastic food container operations for both 2014 and 2015:

•	market leadership;
•	operational leadership;
•	working capital management;
•	selling, general and administrative cost management; and
•	financial reporting and controls.

In determining levels of achievement by the Company’s business operations of their non-financial goals, the Compensation Committee relies upon the subjective evaluations of Messrs. Allott, Lewis and Greenlee, as well as their own observations of the Company’s business operations obtained from the reports given by the managers of such business operations at the regular quarterly meetings of the Board of Directors of the Company.

For 2014, managers of the Company’s business operations were eligible for an annual target bonus ranging from 20% to 35% of their annual salary if applicable goals were met, with such percentage for any particular person being largely based on such person’s responsibilities. The amount of the bonus of each such manager is determined by a formula which calculates such bonus based on the percentage that the actual applicable financial level achieved represents of the applicable financial goal and, when applicable, based on whether non-financial goals were met, and such managers can receive up to two times their target bonus amount if financial and non-financial goals of the applicable business operations are far exceeded. Generally, however, the Compensation Committee is of the view that non-financial goals, by their nature, are extremely hard to attain at a level warranting two times payment of the amount of the target bonus applicable to such non-financial goals, and therefore realistically managers can expect to receive generally between 50% and 150% of the amount of their target bonus applicable to such non-financial goals. For 2014, the percentages of the financial goals for our business operations that would have needed to have been achieved for a payment of two times the amount of the target bonus applicable to such financial goals ranged from 110% to 120% of such financial goals.

Under the incentive program for our U.S. metal container operations, Mr. Snyder, as President of Silgan Containers, was eligible for an annual target bonus for 2014 of 30% of his annual salary received in 2014. His bonus for 2014 was calculated as follows. For the portion of Mr. Snyder’s bonus payable based upon the achievement of a financial goal (i.e., 70% of his annual target bonus of 30% of his annual salary, or 21% of his annual salary), the budgeted Adjusted EBIT for 2014 for the U.S. metal container operations was compared to the actual Adjusted EBIT for 2014 for the U.S. metal container operations. If the actual Adjusted EBIT of the U.S. metal container operations for 2014 was between 96% and 104% of the budgeted Adjusted EBIT for the U.S. metal container operations for 2014, then Mr. Snyder would have been entitled to 100% of the portion of his bonus payable based on the achievement of a financial goal for 2014 (i.e., 21% of his annual salary). If the actual Adjusted EBIT of the U.S. metal container operations for 2014 was less than 96% (but more than 90%) or greater than 104% (up to 110%) of the budgeted Adjusted EBIT for the U.S. metal container operations for 2014, then the portion of Mr. Snyder’s bonus payable based on the achievement of a financial goal would have been adjusted on a pro rata basis on a sliding scale, as follows.

Percentage of Financial Goal Achieved	Percentage of Annual Salary to be Paid as a Bonus Based on Achievement of Financial Goal
90.0%	0%
96.0%	21%
100.0%	21%
104.0%	21%
110.0%	42%

For the portion of Mr. Snyder’s bonus payable based on whether non-financial goals were met (i.e., 30% of his annual target bonus of 30% of his annual salary, or 9% of his annual salary), the Holdings Executives determined the percentage (based on 100%) that such non-financial goals were met and recommended such percentage for the non-financial goals to the Compensation Committee for their approval. The approved percentage is then multiplied by such portion of the target bonus payable based on non-financial goals and such amount is added to the amount of the bonus payable for the financial goal achieved to determine the total bonus payable for 2014.

In 2014, the U.S. metal container operations achieved 90.6% of its budgeted Adjusted EBIT and 126.5% of its non-financial goals. Accordingly, the bonus amount payable to Mr. Snyder based on the achievement of a financial goal for 2014 was 1.97% of his annual salary received in 2014 per the chart above. The bonus amount payable to Mr. Snyder based on the achievement of non-financial goals was 11.38% of his annual salary received in 2014, calculated as follows:

126.5% x 9% = 11.38%

Therefore, Mr. Snyder’s bonus for 2014 was the sum of the percentage payable for the financial goal and the percentage payable for the non-financial goals, or 13.35% (1.97% plus 11.38%) of his annual salary received in 2014 (which equates to approximately 44.5% of his annual target bonus of 30% of his annual salary received in 2014).

The officers of Silgan Holdings (other than Messrs. Allott, Lewis, Greenlee and Hogan), all of whom are also executive officers of the Company, are eligible to receive annual cash bonuses pursuant to an incentive program, or the Holdings Bonus Program, in which they participate and which was approved by the Compensation Committee. None of our Named Executive Officers participated in the Holdings Bonus Program in 2014. Bonuses under the Holdings Bonus Program are calculated on the basis of a weighted average of the levels of bonuses paid under the incentive programs of the Company’s business operations, using each business operation’s percentage of the overall Adjusted EBIT of the Company’s business operations as the basis for weighting. Bonuses for such officers are thus determined by means of a pure mathematical calculation based on the weighted average of the levels of bonuses paid under the incentive programs of the Company’s business operations once the bonus amounts under such incentive programs are determined. The officers participating in the Holdings Bonus Program are eligible for an annual target bonus of 30% of their annual salary, and they can receive up to two times their target bonus amount if the Company’s business operations far exceed their applicable financial and non-financial goals. Generally, however, the Compensation Committee is of the view that non-financial goals, by their nature, are extremely hard to attain at a level warranting two times payment of the amount of the target bonus applicable to such non-financial goals, and therefore realistically such officers can expect to receive generally between 50% and 150% of the amount of their target bonus applicable to such non-financial goals.

Equity Based Compensation

The Compensation Committee provides equity-based compensation to executive officers of the Company and its subsidiaries through awards under the 2004 Stock Incentive Plan that meet the Compensation Committee’s objectives of attracting and retaining officers and aligning the interests of officers with those of the stockholders of the Company. The purpose of the 2004 Stock Incentive Plan is to promote the long-term success of the Company and the creation of stockholder value by (i) encouraging the attraction and retention of directors and officers and other key employees and (ii) linking directors and officers and other key employees of the Company directly to stockholder interests through stock ownership and appreciation. Although the Company encourages stock ownership by its officers and directors, the Company does not have any requirements or guidelines for stock ownership by its officers and directors.

The Compensation Committee is responsible for administering the 2004 Stock Incentive Plan. The Compensation Committee determines recipients of awards under the 2004 Stock Incentive Plan, approves awards, sets the terms and conditions of awards and interprets and prescribes rules for administering the 2004 Stock Incentive Plan. The 2004 Stock Incentive Plan provides for awards of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

Since 2005, the Compensation Committee has granted only restricted stock units and performance awards for restricted stock units under the 2004 Stock Incentive Plan. At this time, the Compensation Committee has determined to grant only restricted stock units and performance awards for restricted stock units under the 2004 Stock Incentive Plan because it believes that restricted stock units are more closely linked to ownership of stock as compared to stock options and stock appreciation rights, thereby aligning the interests of award recipients more closely with those of our stockholders.

Under the 2004 Stock Incentive Plan, the Compensation Committee generally grants (i) restricted stock units to newly hired individuals (including from acquisitions) and to individuals who are promoted and (ii) performance awards annually to current officers and other key employees, all as described below. In addition, the Compensation Committee may grant awards under the 2004 Stock Incentive Plan to officers and other key employees of the Company and its subsidiaries at other times and for other purposes, consistent with the terms of the 2004 Stock Incentive Plan.

In order to attract new officers and other key employees (including from acquisitions), the Compensation Committee will grant restricted stock units to such new individuals, which generally will vest ratably over a five-year period or all at once in a single installment at least three years from the date of grant. The number of restricted stock units that are granted to an individual will be determined by the Compensation Committee generally on the basis of what it believes is necessary to hire and retain such individual, taking into account the salary and bonus offered to such individual and the total nominal value of such restricted stock units. The Compensation Committee may also grant restricted stock units during the course of the year to officers who are promoted, largely on the basis of the nominal value of unvested restricted stock units of such individuals as compared to a targeted multiple of such individual’s new annual base salary. The primary purpose of such equity awards is retention of the individual, and therefore these restricted stock units will generally vest ratably over a five-year period. Typically, the Compensation Committee makes grants to newly hired or promoted individuals on only up to one business day during a fiscal quarter, generally at a regularly scheduled meeting of the Compensation Committee which generally follows the issuance by the Company of its quarterly earnings release. As a result, the general practice of the Compensation Committee is to make grants on up to four dates during each year and, in addition, as applicable, in connection with certain acquisitions.

Additionally, in order to retain current officers and other key employees, the Compensation Committee annually reviews the nominal value of unvested restricted stock units of such persons. For each officer and other key employee of the Company, the Compensation Committee targets a multiple of such person’s annual base salary (plus, in the case of Mr. Allott, targeted annual bonus starting in 2015) as the level of the nominal value of unvested restricted stock units for each such person. The multiple for each individual is determined on the basis of the individual’s anticipated long-term contribution to the Company. Within the first ninety days of each year, the Compensation Committee will fix and establish performance criteria for that year for potential grants of performance awards of restricted stock units in the following year. The minimum level of performance required to be attained for grants to be made in the following year is set by the Compensation Committee at a level that, although not certain, should be attainable because the primary purpose of these grants is retention. For the performance period that was the Company’s 2014 fiscal year, the Compensation Committee established the Company’s Adjusted EBITDA as the performance criteria and the minimum level of performance by the Company for 2014 for grants to be made in 2015 as 75% of the Company’s Adjusted EBITDA level in 2013. At the time the performance criteria is set for a particular year, the Compensation Committee approves a maximum number of restricted stock units that may be granted to each individual in the following year if the Company attains the minimum level of performance. Then, following the end of a particular year, if the Company attains the minimum level of performance for that year, the Compensation Committee will review the nominal value of the unvested restricted stock units previously granted to an individual and compare this to the individual’s target multiple of salary (plus, in the case of Mr. Allott, bonus starting in 2015). For Mr. Allott, the target multiple is three times his salary and, starting in 2015, bonus. For each of Messrs. Lewis, Greenlee, Hogan and Snyder, the target multiple of salary is three times such person’s salary. Generally, at its regularly scheduled meeting during the first quarter, the Compensation Committee will then consider performance awards of restricted stock units to individuals whose aggregate nominal value of unvested restricted stock units is less than their target multiple of salary (plus, in the case of Mr. Allott, bonus starting in 2015) so that the total nominal value of unvested restricted stock units approximates their target multiple of salary (plus, in the case of Mr. Allott, bonus starting in 2015). Any such restricted stock units so granted will generally vest ratably over a five-year period. In 2014, Messrs. Allott, Lewis, Greenlee, Hogan and Snyder were granted performance awards for 12,500 restricted stock units, 8,500 restricted stock units, 8,500 restricted stock units, 5,900 restricted stock units and 6,900 restricted stock units, respectively, on the basis described in this paragraph.

In addition to the performance awards granted annually as described in the paragraph above, the Compensation Committee has granted performance awards for restricted stock units from time to time to Messrs. Allott, Lewis, Greenlee, Hogan and Snyder to supplement their total compensation. These grants vest all at once in a single installment at least three years from the date of grant. The primary purpose of these grants is to provide additional long-term compensation to such executive officers to keep them at competitive compensation levels and to do so in a manner that further augments the retention of such executive officers. This type of grant is not made every year to any individual. These grants have been subject to the attainment of performance criteria as established by the Compensation Committee, and such grants have been forfeitable in the event the Company does not attain such performance criteria. The performance criteria for such grants has generally been the Adjusted EBITDA of the Company for a particular year following such grant and the minimum level of performance required for such grant has been 75% of the Company’s prior year Adjusted EBITDA level. In each of March 2013 and August 2014, on the basis described in this paragraph, Messrs. Lewis, Greenlee and Hogan were granted performance awards for 50,000, 50,000 and 25,000 restricted stock units, respectively. Since the Company attained the applicable performance criteria for 2013, the performance awards granted in March 2013 to Messrs. Lewis, Greenlee and Hogan will vest all at once in a single installment six years from the date of grant and, so long as the Company attains the applicable performance criteria for 2015, the performance awards granted in August 2014 to Messrs. Lewis, Greenlee and Hogan will vest all at once in a single installment on March 1, 2019. In March 2014, on the basis described in this paragraph, Mr. Allott was granted a performance award for 200,000 restricted stock units which, since the Company attained the applicable performance criteria for 2014, will vest all at once in a single installment five years from the date of grant. In November 2014, on the basis described in this paragraph, Mr. Snyder was granted a performance award for 10,000 restricted stock units which, so long as the Company attains the applicable performance criteria for 2015, will vest all at once in a single installment five years from the date of grant. The Compensation Committee views these performance awards as additional compensation for the applicable individual spread over the entire vesting period, since these performance awards vest all at once in a single installment. For example, in the case of Mr. Allott, the Compensation Committee views the compensation attributable to the performance award of 200,000 restricted stock units granted to him on March 1, 2014 over the five-year vesting period. Therefore, the Compensation Committee allocates the compensation attributable to such award equally over a five-year period as opposed to all in one year as the Summary Compensation Table requires. Accordingly, the Compensation Committee views such award as additional compensation annually of $1,927,600 (using the grant date fair value used in the Summary Compensation Table) for Mr. Allott over the five-year vesting period in contrast to the total amount being recognized all in one year as required in the Summary Compensation Table. The Compensation Committee granted such award to Mr. Allott in light of the fact that a previously granted performance award to Mr. Allott of 120,000 restricted stock units had fully vested on March 1, 2014. On the same basis as described above, the Compensation Committee had allocated the compensation attributable to that vested award over the vesting period, and therefore had viewed that vested award as additional compensation for Mr. Allot of $1,456,800 for each year during the vesting period of that vested award.

Restricted stock units granted under the 2004 Stock Incentive Plan carry with them the right to receive dividend equivalents in an amount equal to all cash dividends paid on one share of Common Stock of the Company for each restricted stock unit while such restricted stock unit is outstanding and until such restricted stock unit vests. Such dividend equivalents for a restricted stock unit are accrued as dividends and are paid to the individual upon the vesting of such restricted stock unit. The Compensation Committee added dividend equivalent rights to restricted stock units to further align the interests of officers and other key employees of the Company and its subsidiaries with those of the stockholders of the Company.

Retirement and Other Benefits

The Company also provides pension, 401(k), supplemental retirement, medical, disability, life insurance and other benefits to most of its executive officers for purposes of retention.

The Company does not provide retirement and other benefits to Messrs. Allott, Lewis and Greenlee. Such individuals are eligible for group term life insurance benefits on the same general basis as all other U.S. employees of the Company and its subsidiaries, can make elective contributions to the 401(k) plan but do not receive any matching contributions from the Company and can participate in the medical benefits provided they pay 100% of their premiums. This approach allows Messrs. Allott, Lewis and Greenlee to provide unbiased assistance to the Compensation Committee in its oversight and review of these benefits.

The other officers of the Company (including Mr. Hogan) and the officers of Silgan Containers (including Mr. Snyder) participate in (i) the Silgan Containers Pension Plan for Salaried Employees, or the Silgan Containers Pension Plan (a defined benefit plan intended to be qualified under Section 401(a) of the Code), if such officer was hired before 2007, (ii) the Silgan Containers Retirement Savings Plan, or the Containers 401(k) Plan (a 401(k) plan intended to be qualified under Section 401(a) of the Code, in which individuals can elect to participate and which provides for matching contributions and, for certain individuals, a potential profit sharing contribution), (iii) the Silgan Containers Supplemental Executive Retirement Plan, as amended, or the Containers Supplemental Plan (a non-qualified defined contribution plan that provides for contributions on behalf of participating individuals which are intended to make up for benefits not payable under the pension and 401(k) plans because of limits imposed by the Code), and (iv) medical benefits and group life insurance benefits generally available to all salaried employees on the same basis as they are available to all other salaried employees. Benefits under the Silgan Containers Pension Plan are based on the participant’s average rate of base pay (or salary) over the final three years of employment, with increases to a participant’s rate of base pay following January 1, 2007 (or the first January 1 the participant earned base pay, if later) capped at 3% per year for purposes of the Silgan Containers Pension Plan. The amount of average base pay taken into account for any year is limited by Section 401(a)(17) of the Code, which imposes a cap of $260,000 (to be indexed for inflation) on compensation taken into account for 2014. Benefits under the Silgan Containers Pension Plan are not subject to any deduction for social security or other offset amounts. The Silgan Containers Pension Plan was amended in 2006 to provide that salaried employees hired after 2006 are no longer eligible to participate in the Silgan Containers Pension Plan.

Perquisites and Other Personal Benefits

Generally, the Company does not provide its executive officers with any perquisites or other personal benefits.

Employment Agreements

Mr. Allott, President and Chief Executive Officer of the Company, entered into an employment agreement with the Company in April 2004. Mr. Allott’s employment agreement provides for, among other things, a severance benefit if Mr. Allott is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum amount payable pursuant to the Senior Executive Performance Plan as previously approved by the Compensation Committee (for 2015, 100% of his then current annual salary).

Mr. Lewis, Executive Vice President and Chief Financial Officer of the Company, is entitled to a severance benefit, as provided in an employment letter from the Company dated June 30, 2004, if Mr. Lewis is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum bonus amount payable to him as previously approved by the Compensation Committee (for 2015, 40% of his then current annual salary).

Mr. Greenlee, Executive Vice President and Chief Operating Officer of the Company, is entitled to a severance benefit, as provided in an employment letter from the Company dated October 1, 2007, if he is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum bonus amount payable to him as previously approved by the Compensation Committee (for 2015, 40% of his then current annual salary).

Tax Deductibility

Section 162(m) of the Code disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to an individual who, on the last day of the taxable year, was (i) the chief executive officer or (ii) among the three other most highly compensated executive officers (other than the chief executive officer or chief financial officer) employed by such corporation (or a member of its affiliated group), and allows an exception for “performance-based compensation” which does not count towards the $1 million limit if certain requirements are met. The Company’s intention is to maximize the tax deductibility of its compensation programs. However, because the Company believes that the use of prudent judgment in determining compensation levels is in the best interests of the Company and its stockholders, under some circumstances it may determine to pay amounts of compensation that may not be fully deductible. The Company reserves the right to use prudent judgment in establishing compensation policies to attract and retain qualified executives to manage the Company and to reward such executives for outstanding performance, while taking into consideration the financial impact of such actions on the Company.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this Proxy Statement titled “Compensation Discussion and Analysis” with management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the “Compensation Discussion and Analysis” be included in the Proxy Statement of the Company for its 2015 annual meeting of stockholders.

By the Compensation Committee of the Board of Directors: Edward A. Lapekas John W. Alden William C. Jennings Joseph M. Jordan

Summary Compensation Table

The table below summarizes the total compensation for the fiscal years ended December 31, 2014, 2013 and 2012 paid to or earned by our Named Executive Officers, consisting of those individuals who served as Chief Executive Officer or Chief Financial Officer of the Company during 2014 and the three most highly compensated executive officers of the Company for 2014 (other than those who served as CEO or CFO during 2014).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compen- sation ($)(6)	Total ($)(3)	Total Compensation with Cliff Vest Stock Awards Allocated Over Vesting Period $(7)
Anthony J. Allott	2014	$944,504	$0	$10,240,375	$0	$944,504	$ 0	$207,422	$12,336,805	$4,550,303
(President and Chief Executive Officer)	2013	$925,984	$0	$752,136	$0	$925,984	$ 0	$ 24,977	$2,629,081	$4,085,881
	2012	$903,399	$0	$706,613	$0	$903,399	$ 0	$ 31,039	$2,544,450	$4,001,250

Robert B. Lewis	2014	$577,004	$0	$2,880,365	$0	$230,802	$ 0	$263,366	$3,951,537	$2,352,183
(Executive Vice President and Chief Financial Officer)	2013	$565,690	$0	$2,508,545	$0	$226,276	$ 0	$ 16,447	$3,316,958	$1,981,268
	2012	$551,893	$0	$102,780	$0	$220,757	$ 0	$ 10,533	$885,963	$1,388,463

Adam J. Greenlee	2014	$577,004	$0	$2,880,365	$0	$230,802	$ 0	$252,667	$3,940,838	$2,341,484
(Executive Vice President and Chief Operating Officer)	2013	$565,690	$0	$2,542,733	$0	$226,276	$ 0	$ 16,904	$3,351,603	$2,015,913
	2012	$551,893	$0	$381,143	$0	$220,757	$ 0	$ 12,857	$1,166,650	$1,669,150

Frank W. Hogan, III	2014	$408,044	$0	$1,519,696	$0	$163,218	$111,045	$153,264	$2,355,267	$1,555,590
(Senior Vice President, General Counsel and Secretary)	2013	$400,043	$0	$1,376,067	$0	$160,017	$ (5,415)	$ 36,304	$1,967,016	$1,299,171
	2012	$390,286	$0	$338,318	$0	$156,114	$ 55,895	$ 38,269	$978,882	$1,230,132

Thomas J. Snyder	2014	$470,475	$0	$827,761	$0	$ 62,818	$144,982	$ 71,797	$1,577,833	$1,399,100
(President of Silgan Containers)	2013	$461,250	$0	$329,060	$0	$143,979	$(30,740)	$ 69,088	$972,637	$1,273,957
	2012	$450,000	$0	$338,318	$0	$ 36,653	$ 69,114	$ 69,013	$963,098	$1,264,418

(1)	Bonuses for such years were paid under applicable incentive programs of the Company and its subsidiaries and are included in column (g).

(2)	The amounts in column (e) reflect the grant date fair value of restricted stock units (representing the right to receive shares of Common Stock upon vesting) granted during the applicable year pursuant to and under the 2004 Stock Incentive Plan. The grant date fair value of such restricted stock units for any individual was calculated by multiplying the average of the high and low sales prices of a share of our Common Stock on the grant date of such restricted stock units for any individual by the number of restricted stock units granted to such individual on such grant date in accordance with FASB ASC Topic 718.

(3)

The amounts in columns (e) and (j) for 2014 for Messrs. Allott and Snyder and for 2014 and 2013 for Messrs. Lewis, Greenlee and Hogan include the full amounts attributable to performance awards of restricted stock units granted to them in such years, which performance awards, if the applicable performance criteria is attained, vest all at once in a single installment at least four years from the date of grant. These awards, or Cliff Vest Stock Awards, are made to such individuals to supplement their total compensation to keep them at competitive compensation levels and in a manner that further augments their retention, and the Compensation Committee views these Cliff Vest Stock Awards as additional compensation for the applicable individual spread over the entire vesting period. For example, in the case of Mr. Allott, the Compensation Committee views the compensation attributable to the Cliff Vest Stock Award of 200,000 restricted stock units granted to him on March 1, 2014 over the five-year vesting period, since this Cliff Vest Stock Award vests all at once on March 1, 2019. Accordingly, the Compensation Committee views such Cliff Vest Stock Award as additional compensation annually of $1,927,600 (using the grant date fair value used in the Summary Compensation Table) for Mr. Allott over the five-year vesting period, in contrast to the total compensation attributable to such Cliff Vest Stock Award of $9,638,000 being included only in 2014 as reflected in columns (e) and (j). The Compensation Committee granted such Cliff Vest Stock Award to Mr. Allott in light of the fact that a previously granted Cliff Vest Stock Award to Mr. Allott of 120,000 restricted stock units had fully vested on March 1, 2014. On the same basis as described above, the Compensation Committee had allocated the compensation attributable to that vested Cliff Vest Stock Award over the vesting period, and therefore had viewed that vested Cliff Vest Stock Award as additional compensation for Mr. Allott of $1,456,800 for each year during the vesting period of that vested Cliff Vest Stock Award. For further information on equity based compensation provided by the Company, you should read the section in this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Equity Based Compensation.”

(4)	The amounts in column (g) consist of annual cash bonuses earned in such year and paid in the following year under applicable incentive programs of the Company and its subsidiaries. For 2014, the annual cash bonus for Mr. Allott was earned pursuant to the Senior Executive Performance Plan, the annual cash bonuses for Messrs. Lewis, Greenlee and Hogan were earned pursuant to the Holdings Executive Officer Program and the annual cash bonus for Mr. Snyder was earned pursuant to the incentive program for our U.S. metal container operations. An explanation as to how annual cash bonuses were calculated under such plan and programs is set forth in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs.”

(5)	The amounts in column (h) represent the actuarial increase in the present value of the Named Executive Officer’s benefits under the applicable pension plan. The Company does not provide above-market or preferential earnings on amounts of any Named Executive Officer under any non-qualified plan.

(6)	In the case of Mr. Allott, the amounts in column (i) consist of payments to him of $203,650 in 2014, $23,270 in 2013 and $31,039 in 2012 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $3,772 for 2014 and $1,707 for 2013. In the case of Mr. Lewis, the amounts in column (i) consist of payments to him of $261,115 in 2014, $15,429 in 2013 and $10,533 in 2012 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $2,251 for 2014 and $1,018 for 2013. In the case of Mr. Greenlee, the amounts in column (i) consist of payments to him of $251,689 in 2014, $16,225 in 2013 and $12,857 in 2012 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $978 for 2014 and $679 for 2013. In the case of Mr. Hogan, the amounts in column (i) include contributions by the Company for him in the amount of $16,520 for 2014, $16,216 for 2013 and $17,425 for 2012 to the grantor trust for the Containers Supplemental Plan and in the amount of $7,800 for 2014, $7,650 for 2013 and $7,500 for 2012 to the grantor trust for the Containers 401(k) Plan. In addition, the amounts in column (i) for Mr. Hogan also include payments to him of $127,369 in 2014, $11,347 in 2013 and $12,394 in 2012 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $1,575 for 2014, $1,091 for 2013 and $950 for 2012. In the case of Mr. Snyder, the amounts in column (i) include contributions by Silgan Containers for him in the amount of $46,721 for 2014, $39,502 for 2013 and $44,987 for 2012 to the grantor trust for the Containers Supplemental Plan and in the amount of $15,600 for 2014, $15,300 for 2013 and $15,000 for 2012 to the grantor trust for the Containers 401(k) Plan. In addition, the amounts in column (i) for Mr. Snyder also include payments to him of $8,290 in 2014, $13,125 in 2013 and $9,026 in 2012 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $1,186 for 2014, $1,161 for 2013 and $1,131 for 2012.

(7)	This column, which is not required under the SEC’s rules, supplements the other information in the Summary Compensation Table and adjusts the amounts in column (j) to reflect the Compensation Committee’s view on the compensation attributable to Cliff Vest Stock Awards. These amounts consist of the total of columns (c), (d), (e), (f), (g), (h) and (i) for the corresponding year, with the amount in column (e) for stock awards being adjusted in respect of Cliff Vest Stock Awards to include compensation attributable to such Cliff Vest Stock Awards spread evenly over the entire vesting period of such Cliff Vest Stock Awards. This presentation is consistent with the Compensation Committee’s view on the compensation attributable to Cliff Vest Stock Awards, in contrast to including the full amounts of the compensation attributable to such Cliff Vest Stock Awards in the year of grant as reflected in columns (e) and (j). For further information on equity based compensation provided by the Company, you should read the section in this Proxy Statement titled “Executive Compensation—Compensation Discussion Analysis—Equity Based Compensation.”

Grants of Plan Based Awards

The following table provides information concerning each grant of an award made to our Named Executive Officers in the fiscal year ended December 31, 2014 under any plan. All awards under non-equity incentive plans were paid under the incentive plans or programs described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs,” and all equity awards were made under the 2004 Stock Incentive Plan.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
	Grant Date	Date of Action of Compen- sation Committee, if Different from Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Award ($)(2)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Anthony J. Allott	—	—	—	$944,504	$944,504	—	—	—	—	—	—	—
	03/01/2014	02/28/2014	—	—	—	—	—	—	212,500(3)	—	—	$10,240,375

Robert B. Lewis	—	—	—	$230,802	$230,802	—	—	—	—	—	—	—
	03/01/2014	02/28/2014	—	—	—	—	—	—	8,500(4)	—	—	$409,615
	08/08/2014	08/08/2014	—	—	—	—	—	—	50,000(5)	—	—	$2,470,750

Adam J. Greenlee	—	—	—	$230,802	$230,802	—	—	—	—	—	—	—
	03/01/2014	02/28/2014	—	—	—	—	—	—	8,500(4)	—	—	$409,615
	08/08/2014	08/08/2014	—	—	—	—	—	—	50,000(5)	—	—	$2,470,750

Frank W. Hogan, III	—	—	—	$163,218	$163,218	—	—	—	—	—	—	—
	03/01/2014	02/28/2014	—	—	—	—	—	—	5,900(4)	—	—	$284,321
	08/08/2014	08/08/2014	—	—	—	—	—	—	25,000(5)	—	—	$1,235,375

Thomas J. Snyder	—	—	—	$141,143	$282,285	—	—	—	—	—	—	—
	03/01/2014	02/28/2014	—	—	—	—	—	—	6,900(4)	—	—	$332,511
	11/06/2014	11/06/2014	—	—	—	—	—	—	10,000(6)	—	—	$495,250

(1)	The amounts in columns (e) and (f) represent the target bonus award and the maximum bonus award, respectively, for each individual under the applicable incentive plan or program in which such individual participated for 2014, which plans and programs are described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs.” There is no threshold bonus award under these plans and programs. Actual cash bonuses paid for 2014 are included in column (g) (Non-Equity Incentive Plan Compensation) of the Summary Compensation Table included in this Proxy Statement.

(2)	The grant date fair value in column (m) is calculated by multiplying the average of the high and low sales prices for a share of our Common Stock on the applicable grant date by the number of restricted stock units granted in accordance with FASB ASC Topic 718. No stock options were granted to any employees, including any Named Executive Officers, in 2014.

(3)

On March 1, 2014, the Compensation Committee approved a performance award for 12,500 restricted stock units for Mr. Allott, which restricted stock units vest ratably over a five-year period from the grant date. On March 1, 2014, the Compensation Committee also approved a performance award for 200,000 restricted stock units for Mr. Allott, which performance award was subject to the attainment by the Company of certain performance criteria for 2014 established by the Compensation Committee and would be forfeited in the event that the Company did not attain such performance criteria for 2014. The Company attained such performance criteria for 2014, and such restricted stock units will vest all at once in a single installment on March 1, 2019.

(4)	These awards are awards of restricted stock units that vest ratably over a five-year period from the grant date.

(5)	On August 8, 2014, the Compensation Committee approved performance awards for 50,000 restricted stock units, 50,000 restricted stock units and 25,000 restricted stock units for Messrs. Lewis, Greenlee and Hogan, respectively. Such performance awards are subject to the attainment by the Company of certain performance criteria for 2015 established by the Compensation Committee and will be forfeited in the event that the Company does not attain such performance criteria for 2015. In the event that the Company attains such performance criteria for 2015, such restricted stock units will vest all at once in a single installment on March 1, 2019.

(6)	On November 6, 2014, the Compensation Committee approved a performance award for 10,000 restricted stock units for Mr. Snyder. Such performance award is subject to the attainment by the Company of certain performance criteria for 2015 established by the Compensation Committee and will be forfeited in the event that the Company does not attain such performance criteria for 2015. In the event that the Company attains such performance criteria for 2015, such restricted stock units will vest all at once in a single installment on November 6, 2019.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning stock (in the form of restricted stock units) that has not yet vested for each Named Executive Officer outstanding as of December 31, 2014. No stock options were outstanding for any employee, including any Named Executive Officer, as of December 31, 2014.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Anthony J. Allott	—	—	—	—	—	200(2)	$10,720	—	—
	—	—	—	—	—	520(3)	$27,872	—	—
	—	—	—	—	—	9,900(4)	$530,640	—	—
	—	—	—	—	—	14,080(5)	$754,688	—	—
	—	—	—	—	—	12,500(6)	$670,000	—	—
	—	—	—	—	—	200,000(7)	$10,720,000	—	—

Robert B. Lewis	—	—	—	—	—	4,000(2)	$214,400	—	—
	—	—	—	—	—	1,440(8)	$77,184	—	—
	—	—	—	—	—	6,960(9)	$373,056	—	—
	—	—	—	—	—	50,000(7)	$2,680,000	—	—
	—	—	—	—	—	8,500(10)	$455,600	—	—
	—	—	—	—	—	—	—	50,000(11)	$2,680,000

Adam J. Greenlee	—	—	—	—	—	2,600(2)	$139,360	—	—
	—	—	—	—	—	5,340(12)	$286,224	—	—
	—	—	—	—	—	7,600(13)	$407,360	—	—
	—	—	—	—	—	50,000(7)	$2,680,000	—	—
	—	—	—	—	—	8,500(14)	$455,600	—	—
	—	—	—	—	—	—	—	50,000(11)	$2,680,000

Frank W. Hogan, III	—	—	—	—	—	600(2)	$32,160	—	—
	—	—	—	—	—	360(15)	$19,296	—	—
	—	—	—	—	—	4,740(16)	$254,064	—	—
	—	—	—	—	—	5,760(17)	$308,736	—	—
	—	—	—	—	—	25,000(7)	$1,340,000	—	—
	—	—	—	—	—	5,900(18)	$316,240	—	—
	—	—	—	—	—	—	—	25,000(11)	$1,340,000

Thomas J. Snyder	—	—	—	—	—	1,360(2)	$72,896	—	—
	—	—	—	—	—	1,120(19)	$60,032	—	—
	—	—	—	—	—	40,000(20)	$2,144,000	—	—
	—	—	—	—	—	4,740(21)	$254,064	—	—
	—	—	—	—	—	6,160(22)	$330,176	—	—
	—	—	—	—	—	6,900(23)	$369,840	—	—
	—	—	—	—	—	—	—	10,000(24)	$536,000

(1)	The amount in column (h) is determined based on a price per share of $53.60, the closing sales price for a share of our Common Stock on the last business day of 2014 (December 31, 2014) as quoted by the Nasdaq Global Select Market System.

(2)	These restricted stock units vest on March 1, 2015.

(3)	These restricted stock units vest as follows: 260 on March 1, 2015; and 260 on March 1, 2016.

(4)	These restricted stock units vest as follows: 3,300 on March 1, 2015; 3,300 on March 1, 2016; and 3,300 on March 1, 2017.

(5)	These restricted stock units vest as follows: 3,520 on March 1, 2015; 3,520 on March 1, 2016; 3,520 on March 1, 2017; and 3,520 on March 1, 2018.

(6)	These restricted stock units vest as follows: 2,500 on March 1, 2015; 2,500 on March 1, 2016; 2,500 on March 1, 2017; 2,500 on March 1, 2018; and 2,500 on March 1, 2019.

(7)	These restricted stock units vest all at once in a single installment on March 1, 2019.

(8)	These restricted stock units vest as follows: 480 on March 1, 2015; 480 on March 1, 2016; and 480 on March 1, 2017.

(9)	These restricted stock units vest as follows: 1,740 on March 1, 2015; 1,740 on March 1, 2016; 1,740 on March 1, 2017; and 1,740 on March 1, 2018.

(10)	These restricted stock units vest as follows: 1,700 on March 1, 2015; 1,700 on March 1, 2016; 1,700 on March 1, 2017; 1,700 on March 1, 2018; and 1,700 on March 1, 2019.

(11)	These restricted stock units vest all at once in a single installment on March 1, 2019. These restricted stock units are subject to the attainment by the Company of certain performance criteria for 2015 established by the Compensation Committee and will be forfeited in the event that the Company does not attain such performance criteria for 2015.

(12)	These restricted stock units vest as follows: 1,780 on March 1, 2015; 1,780 on March 1, 2016; and 1,780 on March 1, 2017.

(13)	These restricted stock units vest as follows: 1,900 on March 1, 2015; 1,900 on March 1, 2016; 1,900 on March 1, 2017; and 1,900 on March 1, 2018.

(14)	These restricted stock units vest as follows: 1,700 on March 1, 2015; 1,700 on March 1, 2016; 1,700 on March 1, 2017; 1,700 on March 1, 2018; and 1,700 on March 1, 2019.

(15)	These restricted stock units vest as follows: 180 on March 1, 2015; and 180 on March 1, 2016.

(16)	These restricted stock units vest as follows: 1,580 on March 1, 2015; 1,580 on March 1, 2016; and 1,580 on March 1, 2017.

(17)	These restricted stock units vest as follows: 1,440 on March 1, 2015; 1,440 on March 1, 2016; 1,440 on March 1, 2017; and 1,440 on March 1, 2018.

(18)	These restricted stock units vest as follows: 1,180 on March 1, 2015; 1,180 on March 1, 2016; 1,180 on March 1, 2017; 1,180 on March 1, 2018; and 1,180 on March 1, 2019.

(19)	These restricted stock units vest as follows: 560 on March 1, 2015; and 560 on March 1, 2016.

(20)	These restricted stock units vest all at once in a single installment on November 3, 2016.

(21)	These restricted stock units vest as follows: 1,580 on March 1, 2015; 1,580 on March 1, 2016; and 1,580 on March 1, 2017.

(22)	These restricted stock units vest as follows: 1,540 on March 1, 2015; 1,540 on March 1, 2016; 1,540 on March 1, 2017; and 1,540 on March 1, 2018.

(23)	These restricted stock units vest as follows: 1,380 on March 1, 2015; 1,380 on March 1, 2016; 1,380 on March 1, 2017; 1,380 on March 1, 2018; and 1,380 on March 1, 2019.

(24)	These restricted stock units vest all at once in a single installment on November 6, 2019. These restricted stock units are subject to the attainment by the Company of certain performance criteria for 2015 established by the Compensation Committee and will be forfeited in the event that the Company does not attain such performance criteria for 2015.

Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of restricted stock units during the fiscal year ended December 31, 2014 for each of our Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)
Anthony J. Allott	—	—	136,000	$6,553,840
Robert B. Lewis	—	—	111,940	$5,519,889
Adam J. Greenlee	—	—	108,400	$5,349,296
Frank W. Hogan, III	—	—	55,560	$2,740,186
Thomas J. Snyder	—	—	6,080	$292,995

(1)	The value realized represents the fair market value of the shares of our Common Stock issuable on the date of vesting. The fair market value was calculated based upon the average of the high and low sales prices for a share of our Common Stock as quoted by the Nasdaq Global Select Market System on the applicable vesting date.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of our Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the applicable pension plan. The basic terms of this plan are generally described in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Retirement and Other Benefits” above. Each of Messrs. Allott, Lewis and Greenlee does not participate in and is not eligible to participate in any pension plan of the Company or any of its subsidiaries.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)
Anthony J. Allott	—	—	—	—
Robert B. Lewis	—	—	—	—
Adam J. Greenlee	—	—	—	—
Frank W. Hogan, III	Silgan Containers Pension Plan for Salaried Employees	18	$401,943	$0
Thomas J. Snyder	Silgan Containers Pension Plan for Salaried Employees	25	$481,566	$0

(1)	The present value of accumulated benefits under the pension plan listed above was calculated as of December 31, 2014 using the following assumptions:

(i)	benefit commencement at normal retirement age (age 65);
(ii)	form of payment as a single life annuity;
(iii)	a discount rate of 4.10% at December 31, 2014 and 4.90% at December 31, 2013;
(iv)	post-retirement mortality determined using Mercer Industry Longevity Experience Study male annuitant mortality for Auto, Industrial Goods and Transportation with Modified Post-2007 generational improvements for December 31, 2014 and RP-2000 Male Annuitant Mortality projected to 2022 for December 31, 2013; and
(v)	benefit values calculated without pre-retirement death, termination or disability decrements.

Non-Qualified Deferred Compensation

The following table provides information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax qualified for each of our Named Executive Officers. Messrs. Hogan and Snyder participate in the Containers Supplemental Plan. Each of Messrs. Allott, Lewis and Greenlee does not participate in any non-qualified deferred compensation plan of the Company or any of its subsidiaries. You should read the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Retirement and Other Benefits” above for further information regarding these plans.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year($)(2)	Aggregate Earnings in Last Fiscal Year($)(3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)
Anthony J. Allott	—	—	—	—	—
Robert B. Lewis	—	—	—	—	—
Adam J. Greenlee	—	—	—	—	—
Frank W. Hogan, III	$18,484	$16,520	$74,264	$0	$794,350
Thomas J. Snyder	$21,267	$46,721	$43,459	$0	$702,914

(1)	The amount in column (b) for each of Messrs. Hogan and Snyder represents contributions by him in 2014 to the Containers Supplemental Plan. These amounts are included in column (c) “Salary” for Messrs. Hogan and Snyder, respectively, in the Summary Compensation Table.

(2)	The amount in column (c) for each of Messrs. Hogan and Snyder represents contributions for 2014 by the Company (in the case of Mr. Hogan) and by Silgan Containers (in the case of Mr. Snyder) to the Containers Supplemental Plan. These amounts are included in column (i) “All Other Compensation” for Messrs. Hogan and Snyder, respectively, in the Summary Compensation Table.

(3)	The amount in column (d) for each of Messrs. Hogan and Snyder consists of the appreciation and earnings on his account under the Containers Supplemental Plan. Since this amount does not constitute above-market earnings, none of these amounts are included in the Summary Compensation Table.

Potential Payments Upon Termination or Change of Control

Potential Payments Upon Termination

In the event that a Named Executive Officer’s employment is terminated for any reason, such person is entitled to receive amounts earned through the date of termination, including salary, amounts contributed under the applicable 401(k) plan (including, to the extent applicable, any vested contributions made by the Company or a subsidiary of the Company), unused vacation pay and, in the case of Messrs. Hogan and Snyder, accrued and vested benefits under and pursuant to the applicable pension plan and supplemental executive retirement plan.

If the termination of a Named Executive Officer’s employment is not voluntary, such person may exercise any stock options granted to him under the 2004 Stock Incentive Plan (but only if such involuntary termination was without cause) that had become exercisable as of the date of termination for a period up to 90 days after the date of termination, or in the event of death or disability, for a period of up to one year after the date of termination. As of December 31, 2014, there were no outstanding stock options held by any of our employees, including any of our Named Executive Officers. Upon termination of employment for any reason, all stock options and restricted stock units of a Named Executive Officer that are unvested are forfeited except as described in the section below titled “Potential Payments Upon Change of Control.” In addition, if such termination is not voluntary, such person is entitled to receive a pro rata amount of his bonus for the year in which such person is terminated.

In addition to the foregoing, each of our Named Executive Officers is entitled to the following:

•

In the event that his employment is terminated without cause, Mr. Allott is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus (calculated at then current maximum amount payable as previously approved by the Compensation Committee).

•

In the event that his employment is terminated without cause, Mr. Lewis is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus (calculated at then current maximum amount payable as previously approved by the Compensation Committee).

•

In the event that his employment is terminated without cause, Mr. Greenlee is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus (calculated at then current maximum amount payable as previously approved by the Compensation Committee).

•	In the event that his employment is terminated without cause, Mr. Hogan is entitled to a lump sum severance benefit equal to his then current annual salary.

•	In the event that his employment is terminated without cause, Mr. Snyder is entitled to a lump sum severance benefit equal to his then current annual salary.

The following table sets forth the potential payments to each Named Executive Officer if such officer had been terminated without cause on December 31, 2014.

(a)	(b)
Name	Severance Payment($)(1)
Anthony J. Allott	$1,889,008
Robert B. Lewis	$807,806
Adam J. Greenlee	$807,806
Frank W. Hogan, III	$408,044
Thomas J. Snyder	$470,475

(1)	The amounts in column (b) consist of base salary at each person’s annual salary rate at the end of 2014 plus in the case of each of Messrs. Allott, Lewis and Greenlee a bonus for 2014 at the maximum amount payable to him as described above.

Potential Payments Upon Change of Control

The Company does not have any agreement or other arrangement with any of our Named Executive Officers in the event of a change of control involving the Company, other than in respect of outstanding stock options and restricted stock units granted under the 2004 Stock Incentive Plan. For stock options and restricted stock units granted under the 2004 Stock Incentive Plan, upon a change of control all such stock options shall become exercisable and all such restricted stock units shall become vested, unless the acquiring or surviving corporation assumes such stock options and/or restricted stock units. In such case, if the employment of a holder of any such assumed stock option or restricted stock unit, including a Named Executive Officer, is terminated without cause within 24 months of such change of control, then all such assumed stock options of such holder shall become immediately exercisable and all such assumed restricted stock units of such holder shall become immediately vested. Notwithstanding the foregoing, the 2004 Stock Incentive Plan provides that the applicable award agreement shall govern the treatment of an award upon a change in control, which may differ from the foregoing, and any such provision for a change in control shall be in a manner consistent with the provisions of Section 409A of the Code.

Based upon a price per share of $53.60 (the closing sales price of a share of our Common Stock on December 31, 2014, the last business day of 2014 as quoted by the Nasdaq Global Select Market System) and the number of restricted stock units held by our Named Executive Officers that were unvested as of December 31, 2014 (information concerning such unvested restricted stock units is provided in the Outstanding Equity Awards at Fiscal Year-End Table), we estimate the value related to the immediate vesting of these unvested restricted stock units held by each of our Named Executive Officers upon a change of control involving the Company (assuming the acquiring or surviving corporation does not assume the outstanding restricted stock units under the 2004 Stock Incentive Plan) to be as follows:

(a)	(b)
Name	Value Related to Immediate Vesting of Unvested Restricted Stock Units ($)(1)
Anthony J. Allott	$12,713,920
Robert B. Lewis	$ 6,480,240
Adam J. Greenlee	$ 6,648,544
Frank W. Hogan, III	$ 3,610,496
Thomas J. Snyder	$ 3,767,008

(1)	As of December 31, 2014, there were no outstanding stock options held by any of our employees, including any of our Named Executive Officers.

PROPOSAL 2: APPROVAL OF THE AMENDED AND RESTATED

SILGAN HOLDINGS INC. 2004 STOCK INCENTIVE PLAN AND REAPPROVAL

OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE

AMENDED AND RESTATED SILGAN HOLDINGS INC. 2004 STOCK INCENTIVE PLAN

You are being asked to approve the Amended and Restated Silgan Holdings Inc. 2004 Stock Incentive Plan (for purposes of this proposal only, the “Restated Plan”) and to reapprove the material terms of the performance goals under the Restated Plan. The Silgan Holdings Inc. 2004 Stock Incentive Plan, as amended (for purposes of this proposal only, the “Plan”), was initially approved and adopted by our Board of Directors and Compensation Committee effective as of April 12, 2004, and approved by our stockholders at our annual meeting of stockholders on May 27, 2004. Our Board of Directors and Compensation Committee subsequently approved and adopted an amendment to the Plan effective as of March 15, 2005, and our stockholders approved that amendment to the Plan at our annual meeting of stockholders on May 23, 2005. Our Board of Directors and Compensation Committee subsequently approved and adopted a second amendment to the Plan effective as of April 9, 2009, and our stockholders approved that second amendment to the Plan at our annual meeting of stockholders on May 26, 2009. Our stockholders reapproved the material terms of the performance goals under the Plan, which remain unchanged under the Restated Plan, at our annual meeting of stockholders on May 27, 2014. The purpose of the Restated Plan is to promote the long-term success of the Company and the creation of stockholder value by (i) encouraging officers and other key employees and non-employee directors of the Company to focus on critical long-range objectives, (ii) encouraging the attraction and retention of officers and other key employees and non-employee directors with exceptional qualifications and (iii) linking officers and other key employees and non-employee directors of the Company directly to stockholder interests through increased stock ownership. The Restated Plan provides for awards of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

Changes Effected by the Restated Plan

The Restated Plan was approved and adopted by our Board of Directors, effective as of April 3, 2015, subject to approval of the Restated Plan by our stockholders at the Meeting. As discussed below, the Restated Plan will effect the following changes to the Plan (which are in addition to certain non-substantive clarifications and improvements):

•

Increase the number of shares of our Common Stock available for issuance by an additional 3,000,000 shares to 9,600,000 (which includes 5,979,380 shares previously issued or subject to outstanding awards), for a total number of shares remaining available for issuance pursuant to future awards under the Restated Plan as of the Record Date of 3,620,620, which equates to a maximum number of 1,810,310 shares that could be issued pursuant to future restricted share and restricted stock unit awards under the Restated Plan utilizing the Restated Plan’s two-to-one fungible share counting ratio applicable to such awards;

•	Extend the termination date from May 27, 2016 to December 31, 2022;

•

Implement a minimum vesting period of one year for restricted share and restricted stock unit awards for newly hired employees and maintain the minimum vesting period of three years for all other restricted share and restricted stock unit awards to employees;

•

Clarify that the prohibition on repricing of stock options and stock appreciation rights applies to the cancelation of an underwater stock option or stock appreciation right and the issuance of a substitute stock option or stock appreciation right with a lower exercise price, or the cancelation of an underwater stock option or stock appreciation right in exchange for a substitute award or a cash payment;

•

Clarify that shares withheld in order to pay taxes or any exercise price on stock options and stock appreciation rights, as well as all shares subject to exercised stock-settled stock appreciation rights, are deemed issued and will not be available for future issuance; and

•	Increase the fair market value of the annual award granted to non-employee directors from $50,000 to $90,000.

In addition, Section 162(m) of the Code (“Section 162(m)”) imposes limitations on the amount of compensation expense that a publicly held corporation may deduct for federal income tax purposes. In general, the Company may not deduct compensation in excess of $1 million paid in a taxable year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer of the Company or (ii) among the three other most highly compensated executive officers of the Company (other than the Chief Executive Officer or Chief Financial Officer of the Company). However, compensation that qualifies as “performance-based” is not subject to this deduction limitation. Awards made pursuant to the Restated Plan may constitute performance-based compensation that is not subject to the deductibility limitation of Section 162(m). Since the Compensation Committee, which administers the Plan and will administer the Restated Plan, has the authority to change the targets under the performance goals set forth in the Restated Plan, our stockholders must approve the material terms of the performance goals under the Restated Plan at least every five years. The material terms of the performance goals under the Plan (which remain unchanged under the Restated Plan) were last approved by our stockholders in 2014. At the Meeting, the Company is seeking approval by our stockholders of the Restated Plan and reapproval of the material terms of the performance goals under the Restated Plan.

A copy of the Restated Plan is set forth as Appendix A to this Proxy Statement.

Voting Required

Stockholder approval of the Restated Plan and reapproval of the material terms of the performance goals under the Restated Plan requires the favorable vote of a majority of the votes cast at the Meeting. If stockholders do not approve the Restated Plan and reapprove the material terms of the performance goals under the Restated Plan, the Restated Plan will have no effect. In such case, the maximum number of shares of our Common Stock available for issuance under the Plan will remain unchanged at 6,600,000 shares (which includes an aggregate of 5,979,380 shares previously issued under the Plan or subject to outstanding awards under the Plan, resulting in 620,620 shares being available for issuance pursuant to future awards under the Plan) and the termination date under the Plan will not be extended and will remain unchanged at May 27, 2016. In addition, if stockholders do not approve the Restated Plan and reapprove the material terms of the performance goals under the Restated Plan, we may continue to grant awards under the Plan until the Plan terminates to the extent there are shares of our Common Stock available for issuance thereunder, however, no performance based compensation will be paid under the Plan pursuant to the provisions of Section 162(m) after our annual meeting of stockholders in 2019.

The material terms of the performance goals used to determine compensation payable under the Restated Plan include: (i) the class of employees eligible to receive awards thereunder; (ii) the types of business criteria on which the payments of such awards are based; and (iii) the maximum amount of awards that can be paid during a specified period to any senior executive thereunder. A description of the Restated Plan, including such material terms, and a description of changes to the Plan proposed by the Restated Plan, is provided below. Such descriptions are qualified in their entirety by the actual provisions of the Restated Plan included in this Proxy Statement. Approval by our stockholders of the Restated Plan will constitute reapproval by our stockholders of the material terms of the performance goals thereunder.

Description of the Restated Plan

Shares Available Under the Restated Plan

As of the Record Date, there were 1,041,017 shares of our Common Stock subject to outstanding awards under the Plan, and the number of shares of our Common Stock authorized and remaining available for issuance pursuant to future awards under the Plan was 620,620. If our stockholders approve the Restated Plan, the maximum number of shares of our Common Stock available for issuance under the Restated Plan will increase by 3,000,000 shares, from 6,600,000 shares to 9,600,000 shares (which includes 5,979,380 shares previously issued or subject to outstanding awards), and the total number of shares of our Common Stock remaining available for issuance pursuant to future awards under the Restated Plan will increase by 3,000,000 to 3,620,620, which would equate to a maximum of 1,810,310 shares that could be issued pursuant to future full value awards such as restricted shares and restricted stock units when applying the two-to-one fungible share counting ratio applicable to such awards in the Restated Plan. If this proposal is approved by our stockholders, we anticipate that we will have sufficient shares of Common Stock reserved to make equity grants to participants for at least the next five years based on our past practices. The closing sales price of our Common Stock was $57.75 per share on April 10, 2015, as quoted by the Nasdaq Global Select Market System.

As of the Record Date, the Company’s “equity overhang,” or the percentage of outstanding shares of our Common Stock (plus shares that could be issued pursuant to plans) represented by all equity awards granted and available for future grant under all plans, was 2.2% (not taking into account the additional shares that would be available for awards under the Restated Plan). Equity overhang is calculated as all shares issuable upon exercise of outstanding stock options and vesting of outstanding restricted stock units plus all shares available for future grants under all plans, divided by the sum of (a) the number of shares of our Common Stock outstanding plus (b) the number of shares in the numerator. The Company does not currently have any outstanding stock options or any equity plans other than the Plan. Our equity overhang has been calculated on the assumption that all shares available for future grant are in the form of restricted stock units, as the Compensation Committee has issued only restricted stock units under the Plan since 2005 (although the Compensation Committee may issue other types of awards under the Plan as described below). If the Restated Plan is approved by our stockholders at the Meeting, the equity overhang represented by all equity awards granted and available for future grant under all plans would have been approximately 4.5% as of the Record Date. The Company’s equity overhang has ranged between 2.2% and 4.2% from 2009 and has averaged approximately 3.2% over such period.

Another measurement that may be considered meaningful by some stockholders in connection with a proposal to increase the number of shares available for issuance under an equity plan is the “burn rate.” The burn rate is calculated as all stock options and restricted stock units granted in a fiscal year, divided by the number of shares of our Common Stock outstanding at the end of that fiscal year. Our burn rate for 2014 was 0.74%, for 2013 was 0.48% and for 2012 was 0.42% and for the last five years has averaged 0.42%. The proposed increase in the number of shares of our Common Stock available for issuance under the Restated Plan by an additional 3,000,000 shares is generally consistent with our anticipated average burn rate of approximately 0.42% over the next five years. Our anticipated average burn rate over the next five years was calculated assuming that the Compensation Committee continues to issue only restricted stock units under the Restated Plan as it has since 2005 (although the Compensation Committee may issue other types of awards under the Restated Plan as described below).

Each award of stock options or stock appreciation rights under the Restated Plan reduces the number of shares of our Common Stock available for future issuance under the Restated Plan by the number of shares of our Common Stock subject to the award. For this purpose, if a stock option and a stock appreciation right are awarded in tandem so that the exercise of one results in the cancelation of the other, then the stock option and the stock appreciation right are deemed to relate to the same share. In contrast, each award of restricted shares or restricted stock units under the Restated Plan reduces the number of shares of our Common Stock available for future issuance under the Restated Plan by two shares for every one restricted share or restricted stock unit awarded.

Shares of our Common Stock subject to awards that are forfeited are added back to the share reserve under the Restated Plan. If the Company assumes or converts awards made under a plan of another entity that the Company acquires or merges with, those assumed or converted awards do not reduce the number of shares of our Common Stock available for future issuance under the Restated Plan.

Appropriate adjustments may be made to the maximum number of shares of our Common Stock available for issuance under the Restated Plan in the event of a stock split, stock dividend, reclassification or similar event. Such events may also result in adjustments to the number of shares of our Common Stock subject to awards previously granted under the Restated Plan.

Administration

The Compensation Committee is responsible for administering the Restated Plan. The Compensation Committee selects or approves award recipients, sets the terms and conditions of awards, makes adjustments to outstanding awards and to the share reserve as permitted by the Restated Plan, interprets the Restated Plan and prescribes rules for administering the Restated Plan. While the Compensation Committee is permitted to amend outstanding awards, it is not permitted to reduce the exercise price of any outstanding stock option or stock appreciation right without obtaining approval of our stockholders.

Eligibility and Limits on Awards

The Compensation Committee retains the sole discretion to select or approve the selection of employees to receive awards under the Restated Plan. Each of the approximately 55 officers and other key employees of the Company and its subsidiaries is potentially eligible to receive awards under the Restated Plan. Currently, each of the non-employee directors of the Company receives restricted shares or restricted stock units under and in accordance with the Plan. We currently have six non-employee directors.

No more than 900,000 shares of our Common Stock in the aggregate may be granted to any employee in any period of 36 consecutive months pursuant to stock options and stock appreciation rights. In addition, no more than 450,000 shares of our Common Stock in the aggregate may be awarded to any one employee during any period of 36 consecutive months pursuant to awards of restricted shares or restricted stock units or otherwise pursuant to performance awards. Each of the foregoing maximum aggregate number of shares of our Common Stock set forth in this paragraph is subject to adjustment in the event of a stock split, stock dividend, reclassification or similar event (and reflect the effect of the Company’s two 2-for-1 stock splits that have occurred since the adoption of the Plan in 2004).

The limits described above are not intended to indicate that all of these awards are or will be made, or that awards are or will be made up to these limits.

Types of Awards

Stock Options and Stock Appreciation Rights. Stock options give the holder the right to purchase shares of our Common Stock at a specified exercise price. Stock appreciation rights give the holder the right to receive, without any payment on the holder’s part, the excess of the fair market value of the shares of our Common Stock subject to the right at the time of exercise over a specified exercise price. All stock options granted under the Restated Plan will be nonqualified stock options for federal income tax purposes.

The exercise price of a stock option or stock appreciation right may not be less than the fair market value of the shares of our Common Stock subject to the award on the date of grant. Awards to employees become fully vested over a period no shorter than 12 months and have a term no longer than seven years. The ability to exercise vested stock options and stock appreciation rights after termination of employment is limited.

Stock appreciation rights may be granted alone or in tandem with a grant of stock options. When granted in tandem, the exercise of a stock option for a specified number of shares cancels the stock appreciation right for the same number of shares, and exercise of the stock appreciation right has a similar impact on the shares available under the stock option. Stock appreciation rights may be payable in cash or in shares of our Common Stock, or a combination of both, in each case having a value equal to the excess of the fair market value of the shares of our Common Stock subject to the stock appreciation right at the time of exercise over the exercise price. The Compensation Committee may permit or require such payments to be made in a lump sum or in installments.

Restricted Shares and Restricted Stock Units. Restricted shares are actual shares of our Common Stock that are subject to vesting requirements and transfer restrictions. A restricted stock unit represents the right to receive one share of our Common Stock at a future date. Restricted stock units are subject to vesting requirements and may permit the holder to defer receipt of actual shares of our Common Stock to a date subsequent to the date the restricted stock units vest. Awards of restricted shares and restricted stock units generally do not require the recipient to pay for the shares of our Common Stock, but the Compensation Committee may require payment for restricted shares.

Restricted shares and restricted stock units awarded to employees may become vested over a period no shorter than three years from the date of grant, except that awards to new employees may vest more quickly but over a period of at least one year. Awards of restricted shares to non-employee directors may vest over a period no shorter than 12 months. Holders of restricted shares have the same voting and dividend rights as other holders of shares of our Common Stock. While holders of restricted stock units have no voting and dividend rights, as they do not hold actual shares of our Common Stock, awards of restricted stock units may provide for dividend equivalents.

Performance Awards. A performance award under the Restated Plan is an award of restricted shares or restricted stock units where the grant of the award, or the vesting of the award, is subject to the attainment of specified performance goals. The Compensation Committee sets performance goals over periods that it selects in advance, which cannot be shorter than 12 months, and after the end of each period the Compensation Committee confirms the extent to which those goals are attained. The performance goals are based on the attainment by the Company, or by one or more business units or subsidiaries of the Company, of specified levels of performance criteria, which may include one or more of the following:

•	pre-tax or after-tax income;

•	earnings per share;

•	income from operations;

•	earnings before interest expense and provision for income taxes (EBIT);

•	earnings before interest expense, provision for income taxes, depreciation and amortization expenses (EBITDA);

•	net income;

•	revenue growth;

•	economic value added (EVA);

•	return on net or total assets;

•	free cash flow from operations;

•	free cash flow per share;

•	return on invested capital;

•	return on stockholders’ equity;

•	expense reduction;

•	working capital;

•	total stockholder return; and

•	performance of the Company’s stock price.

The Compensation Committee determines whether to measure performance under these criteria in absolute terms or in comparison to the performance of other corporations. In applying these criteria to a particular period, the Compensation Committee may, in its discretion, exclude the impact of the following: unusual or infrequently occurring charges (including, without limitation, the impact from any foreign currency devaluations and acquisition termination fees (net of related costs)); the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization; the cumulative effect of accounting changes; discontinued operations; and any business units, divisions, subsidiaries or other entities sold or acquired. Notwithstanding the attainment of the performance goals for a particular period, the Compensation Committee may decrease the amount payable under any individual’s performance award, as long as that action does not increase the payment to any other holder of a performance award.

Director Awards. Pursuant to the Restated Plan, as of the first business day following the day of each annual meeting of our stockholders (including the Meeting), each non-employee director is awarded either restricted shares of our Common Stock or restricted stock units related to shares of our Common Stock, with an aggregate fair market value of $90,000 as of the date of grant, rounded down to the nearest number of whole shares or whole stock units. Awards to non-employee directors will vest over a period no shorter than twelve months.

Deferral

The Compensation Committee may permit a participant to defer receipt of any cash that otherwise would be paid as a result of the exercise of a stock appreciation right, or of any Common Stock that otherwise would be delivered as restricted shares or as a result of the exercise of a stock option or stock appreciation right or the settlement of restricted stock units. The Compensation Committee may also prescribe rules for the treatment of deferred amounts in the event of a participant’s termination of service. A deferral may be credited with dividend equivalents, interest or other forms of investment return, as determined by the Compensation Committee. Any dividend equivalents provided on the deferral amounts are paid immediately to the participant. A participant does not have voting rights with respect to deferred shares of Common Stock until the shares are distributed to the participant.

Change in Control

Equity awards are subject to “double trigger” change in control vesting, which means that in the event of a change in control of the Company, as defined in the Restated Plan, all outstanding stock options and stock appreciation rights will become vested and exercisable, unless the acquiring or surviving corporation assumes those awards or substitutes its own stock for the shares underlying the awards. Also, a change in control will result in the waiver of all restrictions with respect to outstanding restricted shares and restricted stock units and any performance awards that have been earned but remain unvested will immediately become vested, in each case unless the acquiring or surviving corporation assumes the awards or substitutes its own stock for the shares underlying the awards. A participant’s assumed or substituted stock options, stock appreciation rights, restricted shares, restricted stock units and performance awards will immediately vest if the participant’s service with the Company or the acquiring or surviving corporation is terminated involuntarily without cause within 24 months after the change in control.

Unless an award provides otherwise, any amounts credited to a deferred compensation account will continue to be deferred following a change in control if our Common Stock continues to be publicly traded. If our Common Stock is not publicly traded following the change in control, the full value of the deferred amounts will be settled in cash and immediately distributed to the participant.

Transfer

Awards may not be transferred by a participant other than by will or the laws of descent and distribution, except that restricted shares may be freely transferred after the restrictions lapse or are satisfied and unrestricted shares of Common Stock are delivered.

Amendment and Termination

The Restated Plan may be amended or terminated by the Board of Directors at any time without stockholder approval, except that any material revision to the terms of the Restated Plan requires stockholder approval before it can be effective. A revision is “material” for this purpose if, among other changes, it materially increases the number of shares of our Common Stock that may be issued under the Restated Plan (other than an increase pursuant to an adjustment for stock splits, stock dividends or other events permitting adjustments under the Restated Plan), changes the types of awards under the Restated Plan, materially expands the class of persons eligible to receive awards under the Restated Plan, materially extends the term of the Restated Plan, materially decreases the exercise price at which stock options or stock appreciation rights may be granted in the future, reduces the exercise price of outstanding stock options or stock appreciation rights or results in the replacement of outstanding stock options or stock appreciation rights with awards that have a lower exercise price. No amendment of the Restated Plan can adversely affect the rights of any holder of an outstanding award without the holder’s written consent.

If not terminated earlier by the Board of Directors, the Plan will automatically terminate on May 27, 2016. If stockholders of the Company approve the Restated Plan, the Restated Plan will automatically terminate on December 31, 2022, if not terminated earlier by the Board of Directors. No awards may be granted under the Restated Plan after it is terminated, but any previously granted awards will remain in effect until they expire in accordance with the terms of the Restated Plan and the applicable award agreements.

New Benefits

The awards that will be granted in the future under the Restated Plan are not currently determinable, other than awards to non-employee directors. The following table sets forth information with respect to awards to be granted to non-employee directors under the Restated Plan each year, if the Restated Plan is approved by our stockholders at the Meeting.

Name and Position	Annual Dollar Value ($)	Types of Awards and Number of Units
All current directors who are not	$540,000	Restricted shares and/or restricted stock units
employees, as a group

The options that will be granted in the future under the Restated Plan are not currently determinable. No options have been granted under the Plan since 2004.

Federal Income Tax Consequences

The following is a brief summary of the current principal United States federal income tax consequences of the grant, exercise and disposition of awards under the Restated Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Stock Options and Stock Appreciation Rights

A participant does not recognize any income at the time a stock option or stock appreciation right is granted, nor is the Company entitled to a deduction at that time. When a stock option is exercised, the holder recognizes ordinary income in an amount equal to the excess of the fair market value of shares of Common Stock received as of the date of exercise over the exercise price. When a stock appreciation right is exercised, the holder recognizes ordinary income in an amount equal to the cash received or, if the right is paid in shares of Common Stock, the fair market value of our Common Stock received as of the date of exercise. Payroll taxes are required to be withheld from the holder on the amount of ordinary income recognized by the holder. The Company is entitled to a tax deduction with respect to a stock option or stock appreciation right at the same time and in the same amount as the holder recognizes income.

Restricted Shares

A participant does not recognize any income at the time restricted shares of our Common Stock are granted, nor is the Company entitled to a deduction at that time. In the year in which restrictions on restricted shares lapse, the participant recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, that the participant paid for the shares. A participant may, however, elect within 30 days after receiving restricted shares to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the participant is equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. Payroll taxes are required to be withheld on the income recognized by the participant. The Company will be entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

Restricted Stock Units

A participant does not recognize any income at the time a restricted stock unit is granted, nor is the Company entitled to a deduction at that time. When payment on a restricted stock unit is made, the participant recognizes ordinary income in an amount equal to the fair market value of the shares of Common Stock received. Payroll taxes are required to be withheld on the income recognized by the participant (or, if the award is subject to a vesting schedule, on the vesting date). The Company is entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

Performance Awards

A participant does not recognize any income at the time a performance award is granted, nor is the Company entitled to a deduction at that time. To the extent a performance award is paid in restricted shares, a participant recognizes compensation income in the year in which the award vests and in the amount of the fair market value of the shares of Common Stock as of the vesting date. To the extent a performance award is paid in restricted stock units, a participant recognizes compensation in the year of payment in the amount of the fair market value of the shares of Common Stock as of the payment date. Payroll taxes are required to be withheld on performance awards on the vesting date (or, if the award is not subject to a vesting schedule, on the payment date). The Company is entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

Code Section 162(m)

With certain exceptions, Section 162(m) limits the Company’s deduction for compensation in excess of $1 million paid to covered employees. Compensation paid to covered employees is not subject to the deduction limitation, however, if it is considered “qualified performance-based compensation” within the meaning of Section 162(m), as described in the introductory paragraphs to this proposal. The Company has designed the Restated Plan so that stock options, stock appreciation rights and awards of restricted shares and restricted stock units that are performance awards granted to covered employees under the Restated Plan may be “qualified performance-based compensation,” and therefore may be deducted for federal income tax purposes by the Company.

Code Section 409A

Awards that result in the deferral of compensation are subject to ordinary income tax and penalties in the year of vesting unless they satisfy the requirements of Section 409A of the Code. It is the intent of the Company to structure awards and administer the Restated Plan in a manner that complies with the requirements of Section 409A.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE AMENDED AND RESTATED SILGAN HOLDINGS INC. 2004 STOCK INCENTIVE PLAN AND THE REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE AMENDED AND RESTATED SILGAN HOLDINGS INC. 2004 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

In the table below, we provide information about equity securities of the Company authorized for issuance under all of the Company’s equity compensation plans. The information is as of December 31, 2014.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,013,683 (3)	—	918,820 (4)
Equity compensation plans not approved by security holders	—	—	—

Total	1,013,683	—	918,820

(1)	This column contains information regarding restricted stock units that represent the right to receive our Common Stock only. We do not have any options, warrants or other rights outstanding.

(2)	Our outstanding restricted stock units do not have any exercise price. We do not have any options, warrants or other rights outstanding.

(3)	This amount consists of restricted stock units that represent the right to receive 1,013,683 shares of our Common Stock granted under the 2004 Stock Incentive Plan.

(4)	This amount consists of awards related to shares of our Common Stock available for future issuance under the 2004 Stock Incentive Plan. As of the date hereof, there are 620,620 shares of our Common Stock available for future issuance under the 2004 Stock Incentive Plan. In accordance with the 2004 Stock Incentive Plan, each award of stock options reduces the number of shares of our Common Stock available for future issuance under the 2004 Stock Incentive Plan by the same number of shares of our Common Stock subject to the award, while each award of restricted stock or restricted stock units reduces the number of shares of our Common Stock available for future issuances under the 2004 Stock Incentive Plan by two shares for every one restricted share or restricted stock unit awarded.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is governed by a written charter approved by the Company’s Board of Directors. A copy of the written charter of the Audit Committee was filed as Appendix A to the Company’s Proxy Statement on Schedule 14A filed with the SEC on April 25, 2013. In accordance with the written charter of the Audit Committee, the applicable listing standards of the Nasdaq Stock Market and the applicable rules of the SEC, all members of the Audit Committee are independent. The Audit Committee held nine meetings during 2014.

The Audit Committee provides assistance to the Board of Directors of the Company in fulfilling its oversight responsibility relating to the Company’s consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit activities and compliance with legal and regulatory requirements relating to accounting and financial reporting matters and the annual independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. Management of the Company is responsible for the consolidated financial statements and reporting process of the Company, including maintaining effective internal control over financial reporting and assessing the effectiveness of the Company’s internal control over financial reporting. Ernst & Young LLP, the independent registered public accounting firm of the Company, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The independent registered public accounting firm is also responsible for auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these audits and the financial reporting process of the Company.

In fulfilling its oversight responsibilities, the Audit Committee discussed with management, the Company’s internal auditors and the Company’s independent registered public accounting firm the overall scope and plans for the Company’s audits. The Audit Committee met with the Company’s internal auditors and independent registered public accounting firm, with and without management present, to discuss the Company’s audits, the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed with management and the Company’s independent registered public accounting firm the audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. Additionally, the Audit Committee reviewed with management its report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm such firm’s independence. The Audit Committee has also considered the compatibility of nonaudit services with such firm’s independence. Additionally, in assessing such firm’s independence, the Audit Committee reviewed the amount of fees paid to the Company’s independent registered public accounting firm for audit and nonaudit services.

The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm of the Company. Accordingly, the

Audit Committee has approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The Audit Committee has adopted a formal policy, consistent with its written charter, that requires its approval in advance for any audit, audit-related, tax and other services to be performed by the Company’s independent registered public accounting firm. Pursuant to its formal policy, the Audit Committee approved in advance all audit, audit-related, tax and other services performed by the Company’s independent registered public accounting firm in 2014. This policy provides that the Audit Committee may delegate to any of its members the authority to approve in advance any audit and nonaudit services to be performed by the Company’s independent registered public accounting firm, and, in such case, requires such member to report any decisions to the Audit Committee at its next scheduled meeting.

By the Audit Committee of the Board of Directors:

William C. Jennings

John W. Alden

Joseph M. Jordan

Edward A. Lapekas

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors of the Company has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015. The Board of Directors of the Company is requesting ratification of this appointment by the stockholders of the Company. It should be noted however that, even if this appointment is ratified by the stockholders of the Company, the Audit Committee in its discretion may replace the Company’s independent registered public accounting firm and appoint a new independent registered public accounting firm for the Company at any time during the year if it determines that such a change would be in the best interests of the Company.

A representative of Ernst & Young LLP is expected to be present at the Meeting and to be available to respond to appropriate questions from those attending the Meeting, but is not otherwise expected to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Independent Registered Public Accounting Firm Fee Information

Audit Fees

Fees for audit services rendered by Ernst & Young LLP in 2014 and 2013 totaled $3.2 million and $3.3 million, respectively, in connection with the audit of the Company’s consolidated financial statements for such years, reviews of the Company’s unaudited financial statements included in its Quarterly Reports on Form 10-Q for such years, the audit of the effectiveness of the Company’s internal control over financial reporting for such years and statutory audits of foreign subsidiary financial statements for such years.

Audit-Related Fees

Fees for audit-related services rendered by Ernst & Young LLP in 2014 and 2013 totaled $0.2 million and $0.1 million, respectively. Services provided in both 2014 and 2013 were in respect of agreed upon procedures for certain contracts, preparation of a tax certification attestation report for a foreign subsidiary, assistance in connection with other SEC filings and compilations of foreign subsidiary financial statements. Services provided in 2014 also included assistance with due diligence related to corporate development activities.

Tax Fees

Fees for tax services rendered by Ernst & Young LLP in each of 2014 and 2013 totaled $0.4 million. Such services consisted of tax compliance services and tax assistance and advice.

All Other Fees

In 2014 and 2013, Ernst & Young LLP did not render any other services to the Company.

PROPOSAL 4: ADVISORY VOTE TO APPROVE

COMPENSATION OF NAMED EXECUTIVE OFFICERS

At our annual meeting of stockholders in 2011, for the advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers, a frequency of every year received a majority of the votes cast at such meeting. In light of this result and other factors considered by the Board of Directors of the Company, the Board of Directors of the Company decided that the Company will hold an advisory vote on the compensation of its Named Executive Officers each year at its annual meeting of stockholders until the next required advisory vote on the frequency of the same, which is no later than the Company’s annual meeting of stockholders in 2017. Accordingly, pursuant to Section 14A of the Exchange Act, we are including in this Proxy Statement an advisory vote on the compensation of our Named Executive Officers as described in this Proxy Statement (commonly referred to as a “Say-on-Pay”).

You should read the section of this Proxy Statement entitled “Executive Compensation” for a description of the compensation provided to our Named Executive Officers. The Company’s executive compensation program provides base salaries and annual cash incentive bonuses that enable the Company to attract and retain such executives and provide fair compensation to them taking into account responsibilities and relevant employment markets. The Company’s executive compensation program also provides equity-based compensation consisting primarily of performance awards of restricted stock units, which the Company believes fosters more balanced risk taking because restricted stock units are more closely linked to ownership of stock than other equity-based compensation. In addition, the Company provides modest retirement and other benefits primarily for purposes of retention to its executives other than Messrs. Allott, Lewis and Greenlee. Messrs. Allott, Lewis and Greenlee generally are not provided with any retirement or other benefits, thereby allowing them to assist the Compensation Committee in an unbiased manner in its oversight and review of such benefits.

Overall, the Board of Directors believes the compensation program for our Named Executive Officers attracts and retains them by providing fair compensation, rewards them for achieving short-term business goals and long-term creation of stockholder value while at the same time not encouraging excessive risk taking, and aligns their interests with the interests of our stockholders. The Board of Directors believes the compensation program for our Named Executive Officers strikes the appropriate balance between utilizing responsible, measured compensation practices and effectively incentivizing our executives to focus on long-term value creation for stockholders. Additionally, the Board of Directors believes that total compensation, as shown in the Summary Compensation Table, for any Named Executive Officer should be considered over a longer period of time than one year as a result of the fact that equity based awards may be granted in an uneven manner in one year as compared to another year based on the practices of the Compensation Committee in granting equity based awards as described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Equity Based Compensation.” Accordingly, the Board of Directors strongly endorses the Company’s compensation for our Named Executive Officers and recommends that the stockholders of the Company vote in favor of the following resolution:

RESOLVED, that the compensation provided to the Company’s Named Executive Officers, as described in this Proxy Statement in the section entitled “Executive Compensation,” including the Compensation Discussion and Analysis, compensation tables and the accompanying narrative disclosures, is hereby approved, on an advisory basis, by the stockholders of the Company.

Because this vote is advisory, it will not be binding upon the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of this vote. The Compensation Committee will consider the outcome of this vote when reviewing compensation matters in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers and persons holding more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. These directors, officers and ten percent stockholders are also required to furnish us with copies of all such filed reports.

Based solely upon a review of the copies of reports furnished to us and/or representations that no reports were required, other than as set forth below we believe that all of our directors, officers and ten percent stockholders complied with all filing requirements under Section 16(a) of the Exchange Act in 2014.

On May 15, 2014, Mr. Jordan, one of our Directors, purchased 1,000 shares of our Common Stock in an open market transaction. Mr. Jordan reported this purchase on a Form 4 filed with the SEC on May 22, 2014, however, such transaction should have been reported on a Form 4 filed no later than May 19, 2014 (two business days after the date of the transaction).

STOCKHOLDER PROPOSALS FOR 2016 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings consistent with the rules and regulations adopted by the SEC. Proposals to be considered for inclusion in the Proxy Statement and the form of proxy for our annual meeting of stockholders in 2016 must be received by us at our principal executive offices not later than December 23, 2015. In accordance with the Exchange Act and the rules and regulations promulgated under the Exchange Act, proxies solicited by our Board of Directors will confer discretionary voting authority with respect to any proposal raised at our annual meeting of stockholders in 2016 as to which the proponent has not notified us by March 7, 2016. Proposals should be directed to the attention of the General Counsel, Silgan Holdings Inc., 4 Landmark Square, Stamford, Connecticut 06901.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors and management have no knowledge of any other business matters that will be presented for consideration at the Meeting other than those referred to in this Proxy Statement. However, persons named in the accompanying proxy card shall have authority to vote such proxy as to any other matters that properly come before the Meeting and as to matters incidental to the conduct of the Meeting in accordance with their discretion.

By Order of the Board of Directors,

Frank W. Hogan, III

Secretary

Stamford, Connecticut

April 21, 2015

Appendix A

SILGAN HOLDINGS INC.

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

i

SECTION 6. RESTRICTED SHARES.	7
(a) Award Agreement.	7
(b) Payment for Awards.	7
(c) Vesting.	7
(d) Voting and Dividend Rights.	7
SECTION 7. OTHER TERMS AND CONDITIONS OF AWARDS OR SALES.	7
(a) Duration of Offers and Nontransferability of Rights.	7
(b) Withholding Taxes.	7
SECTION 8. TERMS AND CONDITIONS OF OPTIONS.	8
(a) Award Agreement.	8
(b) Exercise Price.	8
(c) Withholding Taxes.	8
(d) Exercisability.	8
(e) Term of the Option.	8
(f) Effect of Change in Control.	9
(g) No Rights as a Stockholder.	9
(h) Prohibition on Repricing.	9
SECTION 9. PAYMENT FOR SHARES.	9
(a) General Rule.	9
(b) Surrender of Stock.	9
(c) Cashless Exercise.	9
SECTION 10. STOCK APPRECIATION RIGHTS.	9
(a) Award Agreement.	9
(b) Exercise Price.	10
(c) Exercisability.	10
(d) Term of SAR.	10
(e) Effect of Change in Control.	10
(f) Exercise of SARs.	11
(g) Prohibition on Repricing.	11
SECTION 11. RESTRICTED STOCK UNITS.	11
(a) Award Agreement.	11
(b) Payment for Awards.	11
(c) Vesting Conditions.	11
(d) Voting and Dividend Rights.	12
(e) Settlement of Stock Units.	12
(f) Creditors’ Rights.	12
SECTION 12. PERFORMANCE AWARDS.	12
(a) Award Agreement.	12
(b) Eligibility.	12
(c) Performance Cycle.	12
(d) Earn-Out.	12
(e) Vesting.	13
(f) Settlement of Performance Awards.	13
(g) Dividend Equivalents.	13
(h) Section 162(m) of the Code.	13
SECTION 13. LEAVES OF ABSENCE.	14
SECTION 14. TERMINATION FOR CAUSE.	14
SECTION 15. DIRECTOR AWARDS.	14
(a) Annual Grant.	14
(b) Vesting.	14
SECTION 16. DEATH OF RECIPIENT.	14

-ii-

SECTION 17. ADJUSTMENT OF SHARES.	14
(a) Adjustments.	14
(b) Dissolution or Liquidation.	15
(c) Reorganizations.	15
(d) Reservation of Rights.	15
SECTION 18. DEFERRAL OF AWARDS.	16
(a) Deferral Forms.	16
(b) Deferral Conditions.	16
(c) Effect of a Change in Control.	16
(d) Voting and Dividend Rights.	16
(e) Compliance with Code Section 409A.	16
SECTION 19. FRACTIONAL SHARES.	17
SECTION 20. AWARDS UNDER OTHER PLANS.	17
SECTION 21. NONTRANSFERABILITY OF AWARD.	17
SECTION 22. LEGAL AND REGULATORY REQUIREMENTS.	17
SECTION 23. WITHHOLDING TAXES.	17
(a) General.	17
(b) Method of Satisfying Withholding Obligations.	17
SECTION 24. NO EMPLOYMENT RIGHTS.	18
SECTION 25. NO SEGREGATION OF ASSETS.	18
SECTION 26. EFFECT ON OTHER PLANS.	18
SECTION 27. DURATION AND AMENDMENTS.	18
(a) Term of the Plan.	18
(b) Right to Amend or Terminate the Plan.	18
(c) Effect of Amendment or Termination.	18
SECTION 28. CHOICE OF LAW.	19
SECTION 29. SEVERABILITY.	19

-iii-

SILGAN HOLDINGS INC.

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

SECTION 1. ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors effective as of April 12, 2004, was amended on each of March 15, 2005 and April 9, 2009 and was most recently amended and restated effective as of April 3, 2015. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging officers, other Key Employees and Outside Directors to focus on critical long-range objectives, (b) encouraging the attraction and retention of officers, other Key Employees and Outside Directors with exceptional qualifications, and (c) linking officers, other Key Employees and Outside Directors directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of Restricted Shares, Options, SARs, Stock Units and/or Performance Awards. Any Awards granted under this Amended and Restated 2004 Stock Incentive Plan shall be contingent on the approval of this Amended and Restated 2004 Stock Incentive Plan by the Company’s stockholders. If their approval is not obtained, the Plan will instead remain in effect in accordance with its pre-existing terms without giving effect to this Amended and Restated 2004 Stock Incentive Plan.

SECTION 2. DEFINITIONS.

(a) “162(m) Employee”. An Employee who is a “covered employee” within the meaning of Section 162(m)(3) of the Code.

(b) “Affiliate”. Any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own less than 50% but more than 0% of such entity.

(c) “Award”. Any award of a Restricted Share, an Option, a SAR, a Stock Unit, or a Performance Award under the Plan.

(d) “Award Agreement”. The agreement between the Company and the recipient of an Award, which contains the terms, conditions, and restrictions pertaining to such Award.

(e) “Board of Directors”. The Board of Directors of the Company, as constituted from time to time.

(f) “Cause”. The definition given to such term in the Employee’s employment agreement if the Employee has such an agreement containing a definition of “Cause”. If the Employee does not have such an agreement, “Cause” shall mean gross misconduct or willful and material breach of the individual’s duties as an Employee, as determined by the Committee in its sole discretion.

(g) “Change in Control”. The occurrence of any of the following events:

(i) an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”) or (B) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege, unless the security being so converted was itself directly acquired from the Company, (ii) any acquisition by the Company, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition pursuant to a transaction that complies with clauses (A) and (B) of paragraph (iii) of this definition; or

(ii) a change in the composition of the Board of Directors such that the individuals who, as of the Effective Date, constitute the Board of Directors (such Board of Directors shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute two thirds of the Board of Directors; provided, however, for purposes of this paragraph, that any individual (i) who was nominated to the Board of Directors in accordance with the procedures described in the Amended and Restated Stockholders Agreement among R. Philip Silver, D. Greg Horrigan and the Company, dated as of November 6, 2001, as that agreement may be amended from time to time, or (ii) whose election or nomination for election by the Company’s stockholders was approved by a vote of a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual was a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of any actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors shall not be so considered as a member of the Incumbent Board; or

(iii) consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are beneficial owners of the Outstanding Company Voting Securities and Outstanding Company Common Stock, respectively, immediately prior to such Corporate Transaction shall beneficially own, directly or indirectly, more than 50% of, respectively, the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors or the outstanding shares of common stock, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation that as the result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Corporate Transaction of the Outstanding Company Voting Securities or Outstanding Company Common Stock, as the case may be, and (B) individuals who were members of the Incumbent Board shall constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction.

Notwithstanding the foregoing, to the extent necessary to avoid adverse tax consequences under Code Section 409A, a Change in Control shall mean any of the foregoing events but only to the extent it also meets the requirements of an event qualifying as a change in control event for purposes of Code Section 409A.

(h) “Code”. The Internal Revenue Code of 1986, as amended.

(i) “Committee”. The committee, designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(j) “Company”. Silgan Holdings Inc., a Delaware corporation.

(k) “Disability”. A condition entitling an Employee to long-term disability benefits under a long-term disability plan sponsored by the Company or a Parent or Subsidiary of the Company, or under the U.S. Social Security Act. For Outside Directors, “Disability” shall mean the inability by reason of illness or injury to perform substantially all duties as an Outside Director during any continuous period of 180 days. Notwithstanding the foregoing, to the extent necessary to avoid adverse tax consequences under Code Section 409A, a Disability shall mean any of the foregoing events, as applicable, for an Employee or an Outside Director, but only to the extent it also meets the requirements of a disability for purposes of Code Section 409A.

(l) “Effective Date”. April 3, 2015, the effective date of the Plan’s most recent amendment and restatement, subject to the approval of the Plan by the Company’s stockholders at the 2015 annual meeting of stockholders of the Company.

(m) “Employee”. Any individual who is classified as an employee on the payroll records of the Company, a Parent or a Subsidiary.

(n) “Exchange Act”. The Securities Exchange Act of 1934, as amended.

(o) “Exercise Price”. In the case of an Option, the amount for which one Common Share may be purchased upon exercise of such Option, as specified in the applicable Award Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable Award Agreement, which is subtracted from the Fair Market Value of one Common Share in determining the amount payable upon exercise of such SAR.

(p) “Fair Market Value”. With respect to a Share, for any particular determination date, (i) if the Stock is listed or admitted to trade on a national securities exchange, the average of the high and low sales prices for the Stock on such date on the composite tape of the principal national securities exchange on which the Stock is so listed or admitted to trade, (ii) if the Stock is not listed or admitted to trade on a national securities exchange, the average of the high and low sales prices for the Stock on such date as furnished by the National Association of Securities Dealers, Inc. through NASDAQ (or a similar organization if NASDAQ is no longer reporting such information), or (iii) if the Stock is not listed or admitted to trade on a national securities exchange and if sales prices for the Stock are not so furnished through NASDAQ or a similar organization, the fair market value of the Stock on such date as determined by the Committee through the reasonable application of a reasonable valuation method in accordance with Code Section 409A, taking into consideration, among other things, recent sales of the Stock.

(q) “Key Employee”. Any Employee (including any officer) who is designated by the Committee as eligible to receive Awards under the Plan.

(r) “Maximum Amount”. The maximum amount of Performance Awards that can be earned if the Performance Criteria are satisfied, as determined by the Committee.

(s) “Option”. A nonstatutory stock option granted under Section 8 of the Plan and entitling the holder to purchase Shares.

(t) “Outside Director”. A member of the Board of Directors who is not an Employee of the Company, a Parent or a Subsidiary. Service as an Outside Director shall be considered Service for all purposes of the Plan.

(u) “Parent”. Any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(v) “Participant”. An individual or estate who holds an Award.

(w) “Performance Award”. An Award granted under Section 12 of the Plan.

(x) “Performance Criteria”. With respect to any Performance Award, the business criteria selected by the Committee to measure the level of performance of the Company during the Performance Cycle. The Committee may select as the Performance Criteria for a Performance Cycle any one or combination of the measures set forth on Exhibit A. Any amendment of the Performance Criteria shall have no effect on Awards granted before the date of such amendment.

(y) “Performance Cycle”. With respect to any Award that vests based on Performance Measures, the period of 12 months or longer over which the level of performance will be assessed.

(z) “Plan”. This Amended and Restated 2004 Stock Incentive Plan of Silgan Holdings Inc., as amended from time to time.

(aa) “Purchase Price”. The consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(bb) “Restricted Share”. A Share awarded under Section 6 of the Plan.

(cc) “Restricted Stock Unit”. A Stock Unit awarded under Section 11 of the Plan.

(dd) “Retirement”. Voluntary termination of Service on or after age 60 with at least 10 years of Service.

(ee) “SAR”. A stock appreciation right granted under Section 10 of the Plan.

(ff) “Service”. Service as an Employee or Outside Director.

(gg) “Share”. One share of Stock, as adjusted in accordance with Section 17 (if applicable).

(hh) “Stock”. The authorized and issuable common stock of the Company ($.01 par value).

(ii) “Stock Unit”. A bookkeeping entry representing the equivalent of one Share, as awarded under Section 11 of the Plan.

(jj) “Subsidiary”. Any corporation, if the Company and the other subsidiaries of the Company own, in the aggregate, not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

SECTION 3. ADMINISTRATION.

(a) Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board of Directors. In addition, the composition of the Committee shall satisfy:

(i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act;

(ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code; and

(iii) such rules as the applicable national securities exchange may establish for directors serving on the compensation committee of a company listed on such exchange or, if the Stock is not listed on any national securities exchange, such rules as the National Association of Securities Dealers may establish for directors serving on the compensation committee of a company listed on NASDAQ.

(b) Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

(c) Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i) To interpret the Plan and to apply its provisions;

(ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(iv) To determine when Shares are to be awarded or offered for sale and when Options are to be granted under the Plan;

(v) To select the Award recipients;

(vi) To determine the number of Shares to be offered to each Participant or to be made subject to each Option;

(vii) To prescribe the terms and conditions of each award or sale of Shares, including (without limitation) the Purchase Price and the vesting of the Award, and to specify the provisions of the Award Agreement relating to such award or sale;

(viii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price and the vesting or duration of the Option, and to specify the provisions of the Award Agreement relating to such Option;

(ix) To prescribe the terms and conditions of each Performance Award, including (without limitation) the applicable Performance Criteria, the vesting of the Award and the timing of distributions, to specify the provisions of the Award Agreement relating to such Performance Award, to evaluate the applicable level of performance over a Performance Cycle, and to certify the level of performance attained with respect to the Performance Criteria;

(x) To amend any outstanding Award Agreement, subject to applicable legal restrictions, to applicable stock exchange or stock market rules, and to the consent of the Participant who entered into such agreement, provided that the prohibitions on the repricing of Stock Options and Stock Appreciation Rights, as described in Sections 8(h) and 10(g), respectively, may not be waived, and the terms and conditions of Awards to officers and directors subject to Section 16 of the Exchange Act cannot be modified, amended or waived other than on account of death, disability, retirement, a change in control, or a termination of employment in connection with a business transfer;

(xi) To prescribe the consideration for the grant of each Award under the Plan and to determine the sufficiency of such consideration;

(xii) To make any adjustments to the Plan (including, but not limited to, adjustment of the number of Shares available under the Plan or any Award) and any Award granted under the Plan as may be appropriate pursuant to Section 17;

(xiii) To make any modifications to the Plan that the Committee may determine to be necessary to implement and administer the Plan in countries outside the United States;

(xiv) To determine under which circumstances Awards may be deferred by a Participant and the extent to which a deferral shall be credited with dividend equivalents, interest or any other form of investment return;

(xv) To determine the disposition of each Award under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xvi) To determine whether Awards under the Plan shall be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xvii) To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement; and

(xviii) To take any other actions deemed necessary or advisable for the administration of the Plan.

(d) Delegation. The Committee may not delegate any authority or responsibility granted to the Committee in Section 3(c).

SECTION 4. ELIGIBILITY.

Officers, other Key Employees and Outside Directors shall be eligible for the grant of Restricted Shares and Stock Units. Only officers and other Key Employees shall be eligible for the grant of Options, SARs and Performance Awards.

SECTION 5. STOCK SUBJECT TO PLAN.

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares that may be issued in connection with Options, SARs, Stock Units, Restricted Shares and Performance Awards under the Plan as of the Effective Date shall be 9,600,000, which includes 3,600,000 Shares originally authorized under the Plan effective April 12, 2004, an additional 3,000,000 Shares authorized under the Plan effective April 9, 2009, and an additional 3,000,000 Shares authorized under the Plan in connection with the Plan’s amendment and restatement effective as of the Effective Date. The limitation of this Section 5(a) reflects all adjustments, and shall be subject to further adjustments, made with respect to the Stock pursuant to Section 17.

(b) Application of Limitation. The number of Shares available for future Awards under the Plan shall be reduced (i) in the case of Awards of Options and SARs, by the number of Shares issuable upon exercise of such Options, and (ii) in the case of Awards of Restricted Shares or Stock Units by two Shares for every one Restricted Share or Stock Unit awarded. For this purpose, when an Option and SAR are awarded in tandem, so that exercise of one results in cancellation of the other, the Option and SAR shall be deemed to relate to the same Share. If Awards are forfeited or cancelled or expire or terminate for any other reason before being exercised, then the corresponding Shares shall again become available for Awards under the Plan. Shares granted under this Plan in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the Company or a combination of the Company with another business, corporation or entity shall not reduce the number of Shares available for Awards under the Plan. Shares otherwise issuable or issued in respect of any Award of Options or SARs, in each case that are withheld to cover taxes or satisfy any exercise price on such Award, and all Shares subject to exercised Stock-settled SARs, shall be treated as having being issued under the Plan and shall not again become available for Awards under the Plan. Shares otherwise issuable or issued in respect of any Award of Restricted Shares or Stock Units, in each case that are withheld to cover taxes, shall not be treated as having been issued under the Plan and shall again become available for Awards under the Plan.

(c) Dividends and Dividend Equivalents. The Committee in its discretion may provide in any Award Agreement that dividends and dividend equivalents shall be paid or credited on vested Awards or on all Awards granted under the Award Agreement. Any dividend equivalents paid or credited under the Plan shall not be applied against the number of Awards available under the Plan. Dividends and dividend equivalents may be distributed immediately or credited to a deferred compensation account established for the Participant by the Committee as an entry on the Company’s books, as elected by the Participant. The Committee shall determine any terms and conditions on deferral of a dividend or dividend equivalent, including any interest or other form of investment return.

(d) Limits on Individual Grants. No Participant may be granted Awards of more than 450,000 Restricted Shares or Stock Units (or any combination thereof) during any period of 36 consecutive months. Performance Awards shall be paid in Restricted Shares or Stock Units, and shall be subject to the limit set forth in the preceding sentence. No Participant may be granted Awards of Options or SARs (or any combination thereof) with respect to more than 900,000 Shares during any period of 36 consecutive months (for this purpose, when an Option and SAR are awarded in tandem, so that exercise of one results in cancellation of the other, the Option and SAR shall be deemed to relate to the same Shares). The limits of this Section 5(d) reflect all adjustments, and shall be subject to further adjustments, made with respect to the Stock pursuant to Section 17.

SECTION 6. RESTRICTED SHARES.

(a) Award Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by an Award Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Committee may condition a Participant’s eligibility for a grant of Restricted Shares on the achievement by the Company or a Subsidiary or business unit of the Company of a target level of performance for a specified Performance Cycle, in which case the Award shall be a Performance Award subject to Section 12. The provisions of the various Award Agreements granting Restricted Shares under the Plan need not be identical.

(b) Payment for Awards. Subject to the following sentence, Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, past service and future service. To the extent that an Award consists of newly issued Restricted Shares, the Award recipient shall furnish consideration with a value not less than the par value of such Restricted Shares in the form of cash, cash equivalents, or past services rendered to the Company (or a Parent or Subsidiary), as the Committee may determine.

(c) Vesting. Each Award of Restricted Shares to an Employee shall become fully vested, in the discretion of the Committee, over a period no shorter than three years from the date of grant, as specified in the Award Agreement, except that Restricted Shares granted to a new Employee in the fiscal year of the Company in which his or her Service first commences may become vested more quickly, but over a period no shorter than one year from the date of grant. Vesting shall occur, at once or in installments, upon satisfaction of the conditions specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Employee’s termination of employment, the unvested Shares shall be forfeited, provided that an Award Agreement may provide for accelerated vesting in the event of the Employee’s death, Disability or Retirement or other events. Restricted Shares shall immediately become vested in the event of a Change in Control unless the Shares vest on the basis of the performance of the Company, a Subsidiary or a business unit, in which case the provisions of Section 12 shall control, or the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Restricted Shares or substitutes its own stock for the outstanding Restricted Shares or the outstanding Restricted Shares are converted into stock of the surviving corporation or its parent or subsidiary. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Restricted Shares or substitutes its own stock for the Restricted Stock, a Participant’s assumed or substituted Shares shall become fully vested in the event the Participant’s service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control. The vesting requirements of Restricted Shares granted to Outside Directors shall be subject to Section 15(b).

(d) Voting and Dividend Rights. Participants holding Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders, except that Restricted Shares shall be forfeited if the Participant attempts to sell, transfer, assign, pledge or otherwise encumber or dispose of the Shares before the Award vests.

SECTION 7. OTHER TERMS AND CONDITIONS OF AWARDS OR SALES.

(a) Duration of Offers and Nontransferability of Rights. Any right to acquire Shares under the Plan (other than pursuant to an Option) shall automatically expire if not exercised by the Participant 30 days after the grant of such right was communicated to him or her by the Committee. Such right shall not be transferable and shall be exercisable only by the Participant to whom such right was granted.

(b) Withholding Taxes. As a condition to the purchase of Shares, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such purchase.

SECTION 8. TERMS AND CONDITIONS OF OPTIONS.

(a) Award Agreement. Each grant of an Option under the Plan shall be evidenced by an Award Agreement between the recipient and the Company. All Options granted under the Plan shall be nonstatutory stock options. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Committee deems appropriate for inclusion in an Award Agreement. The provisions of the various Award Agreements granting Options under the Plan need not be identical.

(b) Exercise Price. Each Award Agreement granting Options shall specify the Exercise Price. The Exercise Price of an Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except for Options granted in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the Company or a combination of the Company with another business, corporation or entity. Subject to the foregoing in this Section 8(b), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 9.

(c) Withholding Taxes. As a condition to the exercise of an Option, the Participant shall make such arrangements as the Committee may require for the satisfaction of any federal, state or local withholding tax obligations that may arise in connection with such exercise.

(d) Exercisability. Each Award Agreement granting Options shall specify the date when all or any installment of the Option is to become exercisable. Each Option granted to an Employee shall become fully vested, in the discretion of the Committee, over a period no shorter than 12 months. Vesting shall occur, at once or in installments, upon satisfaction of the conditions specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Employee’s termination of employment, the unvested Options shall be forfeited. Subject to the foregoing in this subsection (d), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable. Such provisions need not be uniform among all Options issued pursuant to the Plan.

(e) Term of the Option. The Award Agreement granting Options to an Employee shall also specify the term of the Option, which term shall not be longer than seven years, and shall provide for extension of the Option term or expiration of the Option prior to the end of the term in the event of the termination of the Employee’s Service, as described below:

(i) In the event of the Employee’s termination of Service due to death or Disability, the term of the Option shall expire as of the earlier of the first anniversary of such termination of Service or the original expiration date specified in the Award Agreement; provided, however, that there shall be a minimum period of six months following such death to exercise any vested Options, regardless of the original expiration date specified in the Award Agreement.

(ii) In the event of the Employee’s Retirement, the term of the Option shall expire as of the earlier of the first anniversary of the Employee’s Retirement or the original expiration date specified in the Award Agreement; provided, however, that if the Employee dies during such post-Retirement period, there shall be a minimum period of six months following such death to exercise any vested Options, regardless of the original expiration date specified in the Award Agreement.

(iii) In the event of the involuntary termination of the Employee’s Service without Cause, the term of the Option shall expire as of the earlier of 90 days following the date of the Employee’s termination or the original expiration date specified in the Award Agreement; provided, however, that if the Employee dies during such 90-day period there shall be a minimum period of six months following such death to exercise any vested Options, regardless of the original expiration date specified in the Award Agreement.

(iv) In the event of the Employee’s voluntary resignation (other than Retirement) or the Employee’s involuntary termination of Service for Cause, all outstanding Options shall immediately be cancelled.

Options granted to an Employee may be awarded in combination with SARs, and such an Award shall provide that the Options shall not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this subsection (e), the Committee at its sole discretion shall determine when an Option is to expire. Such provisions need not be uniform among all Options issued pursuant to the Plan.

Notwithstanding anything herein to the contrary, in no event shall an extension of an Option term occur to the extent that such extension would result in adverse tax consequences under Code Section 409A.

(f) Effect of Change in Control. An Option shall become exercisable as to all of the Shares subject to such Option in the event of a Change in Control, unless the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Options or substitutes its own stock for the Shares underlying the outstanding Options. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Options or substitutes its own stock for the Shares underlying the outstanding Options, a Participant’s assumed Options or substituted options shall become exercisable as to all of the shares subject to such options in the event the Participant’s service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control.

(g) No Rights as a Stockholder. A Participant or a transferee of a Participant shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made to the Award, except as provided in Section 17.

(h) Prohibition on Repricing. The Committee shall not reduce the Exercise Price of an Option (except for adjustments permitted by Section 17), cancel and replace an existing Option with an Option having a lower

Exercise Price, or cancel an Option with an Exercise Price greater than the then current Fair Market Value in exchange for another Award or cash payment, without in each case first obtaining approval for such actions from the Company’s stockholders or, in any event, to the extent such repricing or cancellation and replacement or exchange would result in adverse tax consequences under Code Section 409A.

SECTION 9. PAYMENT FOR SHARES.

(a) General Rule. The entire Exercise Price of Shares issued under the Plan shall be payable in lawful money of the United States of America or an approved cash equivalent at the time when such Shares are purchased, either alone or in combination with one or both of the payment methods permitted under Section 9(b) and 9(c) below.

(b) Surrender of Stock. To the extent that an Award Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares that have already been owned by the Participant or his representative for more than six months. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan. Notwithstanding the foregoing, the Participant shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c) Cashless Exercise. To the extent that an Award Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

SECTION 10. STOCK APPRECIATION RIGHTS.

(a) Award Agreement. Each grant of a SAR under the Plan shall be evidenced by an Award Agreement between the recipient and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Award Agreements granting SARs under the Plan need not be identical.

(b) Exercise Price. Each Award Agreement granting SARs shall specify the Exercise Price. The Exercise Price of a SAR shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except for SARs granted in combination with Options or in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the Company or a combination of the Company with another business, corporation or entity. Subject to the foregoing in this Section 10(b), the Exercise Price under any SAR shall be determined by the Committee at its sole discretion.

(c) Exercisability. Each Award Agreement granting SARs shall specify the date when all or any installment of the SAR is to become exercisable. Each SAR shall become fully vested, in the discretion of the Committee, over a period no shorter than 12 months. Vesting shall occur, at once or in installments, upon satisfaction of the conditions specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Participant’s termination of employment, the unvested SAR shall be forfeited. Subject to the foregoing in this Section 10(c), the Committee at its sole discretion shall determine when all or any installment of a SAR is to become exercisable. Such provisions need not be uniform among all SARs issued pursuant to the Plan.

(d) Term of SAR. The Award Agreement granting the SAR shall also specify the term of the SAR, which term shall not be longer than seven years, and may provide for extension of the SAR term or expiration prior to the end of the SAR term in the event of the termination of the Participant’s employment.

(i) In the event of the Participant’s termination of Service due to death or Disability, the term of the SAR shall expire as of the earlier of the first anniversary of such termination of Service or the original expiration date specified in the Award Agreement; provided , however, that there shall be a minimum period of six months to exercise any vested SARs following such termination of Service, regardless of the original expiration date specified in the Award Agreement.

(ii) In the event of the Participant’s Retirement, the term of the SAR shall expire as of the earlier of the first anniversary of the Participant’s Retirement or the original expiration date specified in the Award Agreement; provided, however, that if the Participant dies during such post-Retirement period, there shall be a minimum period of six months following such death to exercise any vested SARs, regardless of the original expiration date specified in the Award Agreement.

(iii) In the event of the involuntary termination of the Participant’s Service without Cause, the term of the SAR shall expire as of the earlier of 90 days following the date of the Participant’s termination or the original expiration date specified in the Award Agreement; provided, however, that if the Participant dies during such 90-day period there shall be a minimum period of six months following such death to exercise any vested SARs, regardless of the original expiration date specified in the Award Agreement.

(iv) In the event of the Participant’s voluntary resignation (other than Retirement) or the Participant’s involuntary termination of Service for Cause, all outstanding SARs shall immediately be cancelled.

A SAR may be awarded in combination with an Option either at the time of the Option grant or any time thereafter. Such an Award shall provide that the SAR shall not be exercisable unless the related Option is forfeited. A SAR granted under the Plan may provide that it shall be exercisable only in the event of a Change in Control. Subject to the foregoing in this Section 10(c), the Committee at its sole discretion shall determine when a SAR is to expire. Such provisions need not be uniform among all SARs issued pursuant to the Plan. Notwithstanding anything herein to the contrary, in no event shall an extension of a SAR term occur to the extent that such extension would result in adverse tax consequences under Code Section 409A.

(e) Effect of Change in Control. A SAR shall become fully exercisable in the event of a Change in Control, unless the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding SAR or substitutes its own stock for the Shares underlying the outstanding SARs. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding SARs or substitutes its own stock for the Shares underlying the outstanding SARs, a Participant’s assumed SARs or substituted SARs shall become exercisable as to all of the shares subject to such SARs in the event the Participant’s service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control.

(f) Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR shall automatically be deemed to be exercised as of such date with respect to such portion. Upon exercise of a SAR, the Participant holding the SAR (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of any cash or the Fair Market Value of any Shares received upon exercise of a SAR shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SAR exceeds the Exercise Price.

(g) Prohibition on Repricing. The Committee shall not reduce the Exercise Price of a SAR (except for adjustments permitted by Section 17), cancel and replace an existing SAR with a SAR having a lower Exercise Price, or cancel a SAR with an Exercise Price greater than the then current Fair Market Value in exchange for another Award or cash payment, without in each case first obtaining approval for such actions from the Company’s stockholders or, in any event, to the extent such repricing or cancellation and replacement or exchange would result in adverse tax consequences under Code Section 409A.

SECTION 11. RESTRICTED STOCK UNITS.

(a) Award Agreement. Each grant of Restricted Stock Units under the Plan shall be evidenced by an Award Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The Award Agreement shall specify the number of Restricted Stock Units and the circumstances (if any) under which the Stock Units can be deferred. The Committee may condition a Participant’s eligibility for a grant of Restricted Stock Units on the achievement by the Company or a Subsidiary or business unit of the Company of a target level of performance for a specified Performance Cycle, in which case the Award shall be a Performance Award subject to Section 12. The provisions of the various Award Agreements granting Stock Units under the Plan need not be identical.

(b) Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c) Vesting Conditions. Each Award of Restricted Stock Units to an Employee shall become fully vested, in the discretion of the Committee, over a period no shorter than three years, as specified in the Award Agreement, except that Restricted Stock Units granted to a new Employee in the fiscal year of the Company in which his Service commences may vest more quickly, but over a period no shorter than one year from the date of the grant. Vesting shall occur, at once or in installments, upon satisfaction of the conditions specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Employee’s termination of employment or directorship, the unvested Stock Units shall be forfeited, provided that an Award Agreement may provide for accelerated vesting in the event of the Employee’s death, Disability or Retirement or other events. Restricted Stock Units shall immediately become vested in the event of a Change in Control unless the Stock Units vest on the basis of the performance of the Company, a Subsidiary or a business unit, in which case the provisions of Section 12 shall control, or unless the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Stock Units or substitutes its own stock for the outstanding Stock Units. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Stock Units or substitutes its own stock for the Shares underlying the outstanding Stock Units, a Participant’s assumed or substituted Restricted Stock Units shall become immediately vested in the event the Participant’s service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control. The vesting requirements of

Restricted Stock Units granted to Outside Directors shall be subject to Section 15(b). Notwithstanding anything herein to the contrary, the Award Agreement shall govern the treatment of an Award upon a Change in Control, which may differ from the provisions herein, and any such provision for Change in Control shall be in a manner consistent with the provisions of Code Section 409A.

(d) Voting and Dividend Rights. Participants holding Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. The Committee, in its discretion, may grant dividend equivalents from the date of grant or only after a Stock Unit is vested.

(e) Settlement of Stock Units. Settlement of vested Stock Units shall be made in the form of Shares, except that dividend equivalents credited on Stock Units shall be paid in cash. Distribution of Shares attributable to Stock Units may occur or commence when all vesting and settlement conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date in accordance with Section 18. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 17.

(f) Creditors’ Rights. A Participant holding Stock Units shall have no rights thereby other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

SECTION 12. PERFORMANCE AWARDS.

(a) Award Agreement. Each grant of Performance Awards under this Plan shall be evidenced by an Award Agreement between the recipient and the Company. Such Performance Awards shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Award Agreements granting Performance Awards under the Plan need not be identical.

(b) Eligibility. Within 90 days after the commencement of a Performance Cycle, the Committee shall determine the Employees who are eligible to receive a Performance Award for the Performance Cycle, provided that the Committee may determine the eligibility of any Employee other than a 162(m) Employee after the expiration of this 90-day period.

(c) Performance Cycle. Performance Awards shall be granted in connection with a Performance Cycle, as determined by the Committee in its discretion, provided that a Performance Cycle may be no shorter than 12 months and no longer than 5 years.

(d) Earn-Out.

(i) Within 90 days after the commencement of a Performance Cycle, the Committee shall fix and establish in writing the Performance Criteria that shall apply to that Performance Cycle and the Maximum Amount that may be paid to each recipient of a Performance Award. The Committee shall also set forth the minimum level of performance, based on objective factors, that must be attained during the Performance Cycle before any Performance Award shall be paid, and, if applicable, the maximum amount that may be earned upon attainment of various levels of performance that equal or exceed the minimum required level, and any vesting schedule that shall apply after the Performance Award is earned.

(ii) The Committee may, in its discretion, select Performance Criteria that measure the performance of the Company or one or more business units or Subsidiaries of the Company. The Committee may select Performance Criteria that are absolute or relative to the performance of one or more comparable companies or an index of comparable companies.

(iii) The Committee, in its discretion, may, on a case-by-case basis, reduce, but not increase, the Performance Awards payable to any Employee with respect to any given Performance Cycle, provided that no reduction shall result in an increase in the dollar amount or number of Shares payable under any Performance Award of another Employee.

(iv) No 162(m) Employee shall be paid any Performance Award until the Committee certifies in writing the level of performance attained for the Performance Cycle in relation to the applicable Performance Criteria. Performance Awards awarded to Participants who are not 162(m) Employees shall be based on the Performance Criteria and payment formulas that the Committee, in its discretion, may establish for these purposes. These Performance Criteria and formulas may be the same as or different than the Performance Criteria and formulas that apply to 162(m) Employees.

(e) Vesting.

(i) Each Performance Award shall vest, in the discretion of the Committee, over such period as is specified in the Award Agreement. If the conditions on vesting have not been satisfied as of the Participant’s termination of employment with respect to any earned Performance Awards, the unvested Performance Awards shall be forfeited.

(ii) In the event of a Change in Control, any Performance Award (including any dividend equivalents, interest or other forms of return credited on the Performance Award) that has been earned but remains unvested shall immediately become fully vested, unless the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Performance Award, converts the Performance Award to its own stock, or substitutes its own stock for any Shares underlying the Performance Award. If the acquiring or surviving corporation or its parent or subsidiary assumes the outstanding Performance Awards, converts the Performance Award to its own stock, or substitutes its own stock for any Shares underlying the Performance Award, a Participant’s assumed or substituted Performance Awards shall become immediately vested in the event the Participant’s service with the Company or the acquiring or surviving corporation (or with any of their respective parent or subsidiary corporations) is terminated involuntarily without Cause within 24 months after the Change in Control. Notwithstanding anything herein to the contrary, the Award Agreement shall govern the treatment of an Award upon a Change in Control, which may differ from the provisions herein, and any such provision for Change in Control shall be in a manner consistent with the provisions of Code Section 409A.

(f) Settlement of Performance Awards. Performance Awards shall be settled solely in the form of Restricted Shares or Stock Units or any combination of the foregoing.

(g) Dividend Equivalents. A Performance Award may be credited with dividend equivalents, interest or any other form of investment return, as determined by the Committee. These credits shall be distributed to the Participant immediately.

(h) Section 162(m) of the Code. It is the intent of the Company that Performance Awards be “performance-based compensation” for purposes of Section 162(m) of the Code, that this Section 12 be interpreted in a manner that satisfies the applicable requirements of Section 162(m)(C) of the Code and related regulations, and that the Plan be operated so that the Company may take a full tax deduction for Performance Awards. If any provision of this Plan or any Performance Award would otherwise frustrate or conflict with this intent, the provision shall be interpreted and deemed amended so as to avoid this conflict. Notwithstanding anything in the Plan to the contrary, including, without limitation, anything contained in Sections 6, 11, 12 or 17, in no event shall a 162(m) Employee receive a payment under an Award intended to meet the requirements of performance-based compensation for purposes of Section 162(m) of the Code unless the applicable Performance Criteria have been met (except as may be permitted under the Plan and an Award upon death, disability or change of ownership or control in a manner consistent with the regulations under Section 162(m) of the Code), to the extent required to meet the requirements of Section 162(m) of the Code.

SECTION 13. LEAVES OF ABSENCE.

An Employee’s Service shall cease when such Employee ceases to be actively employed by, or a consultant or adviser to, the Company (or any Subsidiary), as determined in the sole discretion of the Committee. Service does not terminate when an Employee goes on a bona fide leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued service crediting or if continued service crediting is required by applicable law. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee shall determine which leaves count toward Service and when Service terminates for all purposes under the Plan.

SECTION 14. TERMINATION FOR CAUSE.

Notwithstanding anything to the contrary herein, if an Employee incurs a termination of Service for Cause, then all of the Employee’s outstanding Options and SARs, whether vested or unvested, and all of the Employee’s unvested Restricted Shares and Restricted Stock Units shall immediately be cancelled.

SECTION 15. DIRECTOR AWARDS.

(a) Annual Grant. On the first business day following the day of each annual meeting of the stockholders of the Company, each Outside Director shall be granted an Award of Restricted Shares or Restricted Stock Units, in the discretion of the Board of Directors, which Award shall have an aggregate Fair Market Value of $90,000 as of the date of grant, provided that no fractional Share or fractional Stock Unit shall be issued. If an Outside Director would otherwise acquire the right to receive fractional Shares or fractional Stock Units pursuant to the preceding sentence, such right shall be disregarded and the Award shall be rounded down to the nearest number of whole Shares or whole Stock Units, as applicable. Notwithstanding anything to the contrary herein, the Board of Directors shall determine the terms of any Award to an Outside Director, which terms shall be set forth in an Award Agreement between the recipient and the Company. The terms of any Award of Restricted Shares shall conform to the provisions of Section 6, and the terms of any Award of Restricted Stock Units shall conform to the provisions of Section 11, in each case except to the extent specifically modified by this Section 15.

(b) Vesting. Each Award of Restricted Shares or Restricted Stock Units to an Outside Director shall become fully vested, in the sole discretion of the Board of Directors, over a period no shorter than twelve (12) months, as specified in the Award Agreement. Vesting shall occur, at once or in installments, upon satisfaction of the conditions set forth in the Award Agreement. If the conditions on vesting have not been satisfied as of the termination of the Outside Director’s Service, the unvested Awards shall be forfeited.

SECTION 16. DEATH OF RECIPIENT.

Any Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of an Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

SECTION 17. ADJUSTMENT OF SHARES.

(a) Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, spin-off or a similar occurrence, the Committee shall make such adjustments as it, in its sole discretion, deems appropriate in one or more of:

(i) The number of Shares available for future Awards under Section 5(a);

(ii) The limitation on Shares available for grant to any individual under Section 5(d);

(iii) The number of Shares covered by each outstanding Option and SAR;

(iv) The Exercise Price under each outstanding Option and SAR; or

(v) The number of Stock Units included in any Award that has not yet been settled.

Except as provided in this Section 17, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. No adjustment shall be made with respect to Awards granted to a 162(m) Employee to the extent the adjustment would cause the Award to fail to qualify as performance-based compensation under Section 162(m) of the Code. No adjustment shall be made with respect to Awards to the extent the adjustment would result in adverse tax consequences under Code Section 409A.

(b) Dissolution or Liquidation. To the extent not previously exercised or settled, all Awards shall terminate immediately prior to the dissolution or liquidation of the Company.

(c) Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement shall provide for the following:

(i) The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii) The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, provided that any such Award shall become immediately and fully vested if the employment of the Participant holding the Award is involuntarily terminated without Cause within 24 months of the effective date of the reorganization;

(iii) The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards, provided that any such Award shall become immediately and fully vested if the employment of the Participant holding the Award is involuntarily terminated without Cause within 24 months of the effective date of the reorganization;

(iv) Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

(v) Settlement of the outstanding Awards (including any dividend equivalents, interest or other return credited to the Participant’s deferred compensation account) in cash or cash equivalents followed by cancellation of such Awards.

When an Award is granted or at any time thereafter, the Committee, in its discretion, may specify how the Award shall be treated in the event of a merger or other reorganization if the agreement of merger or reorganization does not make provision for outstanding Awards.

(d) Reservation of Rights. Except as provided in this Section 17, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to an Award or the Exercise Price of Shares subject to an Option or SAR. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes to its capital or business structure, to merge or consolidate, or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 18. DEFERRAL OF AWARDS.

(a) Deferral Forms. The Committee (in its sole discretion) may permit a Participant to:

(i) have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units;

(ii) have cash that otherwise would be paid to such Employee as a result of the exercise of a SAR credited to a deferred compensation account established for such Employee by the Committee as an entry on the Company’s books; or

(iii) have Shares that otherwise would be delivered to such Participant as Restricted Shares or as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b) Deferral Conditions. If the deferral or conversion of Awards is permitted, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) with respect to the settlement of deferred compensation accounts established under this Section 18. The Award Agreement may provide that, in the event of the Participant’s death, disability, involuntary termination of Service or attainment of a particular age, a deferred Award shall be paid to the Participant, to the extent vested, unless the Participant affirmatively elects to continue to defer distribution.

(c) Effect of a Change in Control. In the event of a Change in Control, any amounts credited to a deferred compensation account shall continue to be deferred if the Stock of the Company continues to be publicly traded following the Change in Control, except to the extent that the Award Agreement provides otherwise. If the Stock of the Company is not publicly traded following the Change in Control, the full value of the deferred amounts shall be settled in cash or cash equivalents and immediately distributed to the Participant. Notwithstanding anything herein to the contrary, the Award Agreement shall govern the treatment of an Award upon a Change in Control, which may differ from the provisions herein, and any such provision for Change in Control shall be in a manner consistent with the provisions of Code Section 409A.

(d) Voting and Dividend Rights. A deferred compensation account established under this Section 18 may be credited with dividend equivalents, interest or other forms of investment return, as determined by the Committee in its discretion. Any dividend equivalents issued on the deferred amounts shall be paid to the Participant immediately. A Participant shall not have voting rights with respect to deferred Shares until the Shares are distributed to the Participant. A Participant for whom a deferred compensation account is established shall have no rights with respect to the deferred amounts other than the rights of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between the Participant and the Company.

(e) Compliance with Code Section 409A. Notwithstanding anything to the contrary herein, this Plan incorporates all applicable restrictions of Code Section 409A and guidance issued thereunder, and the Plan shall be deemed amended as necessary to conform to the requirements of Code Section 409A any Awards that are deferred pursuant to this Section 18 and any other Awards that are considered to be “deferred compensation” for purposes of Code Section 409A. Notwithstanding anything in the Plan or any Award to the contrary, to the extent necessary to avoid adverse tax consequences under Code Section 409A, in the event that a Participant is determined to be a specified employee in accordance with Code Section 409A, and the regulations and other guidance issued thereunder for purposes of any payment upon “separation from service” (as such term is defined therein), such payments shall be made or begin, as applicable, on the first day of the first month which is more than six months following the date of separation from service.

SECTION 19. FRACTIONAL SHARES.

No fractional Shares shall be issued under the Plan. If a Participant acquires the right to receive a fractional Share under the Plan, the Participant shall receive, in lieu of the fractional Share, an amount in cash equal to the Fair Market Value of the fractional Share as of the date of the settlement of the Award, except as provided in Section 15(a).

SECTION 20. AWARDS UNDER OTHER PLANS.

The Company may grant awards under other agreements, plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan as Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5(a).

The Company may also grant Shares under this Plan in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the Company or a combination of the Company with another business, corporation or entity. Such Shares shall not reduce the number of Shares available under Section 5(a).

SECTION 21. NONTRANSFERABILITY OF AWARD.

No Award under the Plan shall be subject in any manner to alienation, anticipation, sale, assignment, pledge, encumbrance or transfer, and no other persons shall otherwise acquire any rights therein, except that (a) an Award may be transferred by will or by the laws of descent or distribution, and (b) Restricted Shares may be freely transferred after the Shares vest and are delivered to the Participant, provided that Restricted Shares awarded to an affiliate of the Company may be transferred only pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an effective registration for resale under the Securities Act. For purposes of clause (b), “affiliate” shall have the meaning assigned to that term under Rule 144.

SECTION 22. LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, applicable state securities laws and regulations and the regulations of the National Association of Securities Dealers or any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency that the Company determines is necessary or advisable. Awards under the Plan are also intended to satisfy the requirements of Rule 16b-3 under the Exchange Act. If any provision of the Plan or any grant of an Award would otherwise frustrate or conflict with this intent, that provision shall be interpreted and deemed amended so as to avoid conflict. No Participant shall be entitled to receive, exercise, transfer or settle any Award if the grant, exercise, transfer or settlement would violate the provisions of the Sarbanes-Oxley Act of 2002 or any other applicable law.

SECTION 23. WITHHOLDING TAXES.

(a) General. To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b) Method of Satisfying Withholding Obligations. The Committee, in its sole discretion, may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares or cash that otherwise would be issued to him or her, or by surrendering all or a portion of any Shares that he or she previously acquired and has held for at least six months. Such Shares shall be valued at their Fair Market Value as of the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding.

SECTION 24. NO EMPLOYMENT RIGHTS.

No provision of the Plan nor any right or Option granted under the Plan shall be construed to give any person the right to become, to be treated as, or to remain an Employee or director of the Company. The Company and its Subsidiaries reserve the right to terminate any person’s employment at any time and for any reason, with or without notice.

SECTION 25. NO SEGREGATION OF ASSETS.

Neither the Company nor any Subsidiary shall be required to segregate any assets that may at any time be represented by Awards granted pursuant to the Plan.

SECTION 26. EFFECT ON OTHER PLANS.

Any gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any other employee benefit plan of the Company or a Subsidiary, except as the Committee otherwise provides. The adoption of the Plan shall have no impact on Awards made or to be made under any other benefit plan covering an employee of the Company or a Subsidiary or any predecessor or successor of the Company or a Subsidiary.

SECTION 27. DURATION AND AMENDMENTS.

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on December 31, 2022, and may be terminated on any earlier date pursuant to Section 27(b) below.

(b) Right to Amend or Terminate the Plan. The Board of Directors may amend the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with the consent of the person to whom the Award was granted. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules. Notwithstanding the foregoing, no material revision to the terms of the Plan shall be effective until the amendment is approved by the stockholders of the Company. A revision is “material” for this purpose if, among other changes, it materially increases the number of Shares that may be issued under the Plan (other than an increase described in Section 5(b) or Section 17 of the Plan), changes the types of Awards available under the Plan, materially expands the class of persons eligible to receive Awards under the Plan, materially extends the term of the Plan, decreases the Exercise Price at which Options or SARs may be granted (other than an adjustment in Exercise Price permitted by Section 17), or allows for the cancellation of an Option or SAR with an Exercise Price greater than the then current Fair Market Value in exchange for another Award or cash payment.

(c) Effect of Amendment or Termination. The termination of the Plan or any amendment thereof shall not affect any Share previously issued or any Award previously granted under the Plan. No Shares shall be issued or sold under the Plan after the termination thereof, except upon exercise of an Option or SAR or settlement of a Stock Unit granted prior to such termination.

SECTION 28. CHOICE OF LAW.

The Plan and all determinations made and actions taken under the Plan shall be governed by the internal substantive laws, and not the choice of law rules, of the State of Delaware and construed accordingly, to the extent not superseded by federal law.

SECTION 29. SEVERABILITY.

If any provision of the Plan is held unlawful or otherwise invalid or unenforceable in whole or in part, the unlawfulness, invalidity or unenforceability shall not affect any other parts of the Plan, which shall remain in full force and effect.

EXHIBIT A

PERFORMANCE CRITERIA

In establishing performance targets to measure the performance of the Company, a Subsidiary or a business unit during a specified period pursuant to Section 12 of the Plan, the Committee shall select one or more of the following business criteria:

(i) pre-tax or after-tax income;

(ii) earnings per Share;

(iii) income from operations;

(iv) earnings before interest expense and provision for income taxes (EBIT);

(v) earnings before interest expense, provision for income taxes, depreciation and amortization expenses (EBITDA);

(vi) net income;

(vii) revenue growth;

(viii) economic value added (EVA);

(ix) return on net or total assets;

(x) free cash flow from operations;

(xi) free cash flow per Share;

(xii) return on invested capital;

(xiii) return on stockholders’ equity;

(xiv) expense reduction;

(xv) working capital;

(xvi) total stockholder return; and

(xvii) performance of the Company’s stock price.

The Committee, in its discretion, may elect to exclude, in calculating performance under any of the above criteria, (i) unusual gains, unusual losses and other nonrecurring items (including, without limitation, the impact from any foreign currency devaluations and acquisition termination fees (net of related costs)), (ii) the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization involving the Company and its Subsidiaries, (iii) the cumulative effects of accounting changes, (iv) discontinued operations, and (v) any business units, divisions, Subsidiaries or other entities sold or acquired. The Committee may determine no later than 90 days after the commencement of the applicable Performance Cycle also to exclude other items, each determined in accordance with generally accepted accounting principles in the United States (to the extent applicable).

SILGAN HOLDINGS INC.

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends that you vote FOR all nominees with respect to Proposal 1 and FOR Proposals 2, 3 and 4.

1. ELECTION OF DIRECTORS (CLASS III)

		WITHHOLD AUTHORITY						+
					For	Against	Abstain
Nominees (each to serve until the Company’s Annual Meeting of Stockholders in 2018 and until their successors are duly elected and qualified):	FOR all nominees listed below ☐	to vote for all nominees listed below ☐	EXCEPTIONS* ☐

2. To approve the Amended and Restated Silgan Holdings Inc. 2004 Stock Incentive Plan and to reapprove the material terms of the performance goals under the Amended and Restated Silgan Holdings Inc. 2004 Stock Incentive Plan.

					☐	☐	☐
					For	Against	Abstain
01 Anthony J. Allott 02 Joseph M. Jordan 03 Edward A. Lapekas				3. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
					For	Against	Abstain
* (INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) _________________________________				4. Advisory vote to approve the compensation of the Company’s named executive officers.	☐	☐	☐
5. To consider and act upon any other business as may properly come before the meeting or any adjournment or postponement thereof.

B	Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

            021X3B

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

SILGAN HOLDINGS INC.

4 LANDMARK SQUARE

STAMFORD, CT 06901

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints R. Philip Silver, D. Greg Horrigan and Anthony J. Allott as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock, par value $.01 per share, of Silgan Holdings Inc., or the Company, held of record by the undersigned on April 10, 2015 at an Annual Meeting of Stockholders of the Company to be held on May 26, 2015 or any adjournment or postponement thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees with respect to Proposal 1 and FOR Proposals 2, 3 and 4.

(Continued and to be dated and signed on the reverse side.)